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                                                                   Exhibit 10.13


                                                                  EXECUTION COPY

                            SPARTAN MULTIMEDIA, INC.

                    ----------------------------------------

                            STOCK PURCHASE AGREEMENT

                          Dated as of November 1, 1998

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                                  Common Stock

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            This STOCK PURCHASE AGREEMENT, dated as of November 1, 1998, is made and entered into by and among STORESONLINE.COM LTD., an Alberta corporation, ("Purchaser"), NETGATEWAY, INC., a Nevada corporation ("NetGateway,") and each of the individuals listed on Schedule 1 hereto ("Selling Stockholders"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 10.01.

            WHEREAS, the Selling Stockholders own 1,666,668 shares of common stock, no par value per share, of Spartan Multimedia, Inc., an Alberta corporation (the "Company"), constituting all issued and outstanding shares of capital stock of the Company (such shares being referred to herein as the "Shares"); and

            WHEREAS, the Selling Stockholders desire to sell, and Purchaser desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

            1.01 Purchase and Sale. The Selling Stockholders agree to sell to Purchaser, and Purchaser agrees to purchase from the Selling Stockholders, all of the right, title and interest of the Selling Stockholders in and to the Shares at the Closing on the terms and subject to the

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conditions set forth in this Agreement.

            1.02 The aggregate purchase price for the Shares is $2,600,000.00 (the "Purchase Price"), which shall be payable, subject to the provisions of
Section 1.03, by Purchaser's delivery of up to 260,000 shares of Purchaser=s Class B Common Stock (the "Exchangeable Shares"), which shall be exchangeable into NetGateway common stock ("NetGateway Shares") in accordance with the Purchaser's Articles of Incorporation set forth in Exhibit A hereto. All Dollar amounts set forth herein shall refer to United States Dollars unless otherwise indicated.

            1.03 Share Subscription.

            (a) Vested Shares. At the Closing, Purchaser shall issue to the Selling Stockholders an aggregate of 130,000 fully-vested Exchangeable Shares (the "Vested Shares"). Each Selling Stockholder shall receive that number of vested shares shown opposite each Stockholder's name on Schedule 1 hereto.

            (b) Contingent Shares. In addition to the Vested Shares, the Selling Stockholders

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shall be eligible to receive up to an aggregate of 130,000 additional
Exchangeable Shares (the "Contingent Shares") in three (3) installments, within 30 days after the first, second and third anniversary dates (each an "Anniversary Date" and, collectively, the "Anniversary Dates") following the Closing. Such installments shall be subject to the following number of Paying Accounts (as defined below) being attained by Purchaser or any of its Affilliates prior to the respective Anniversary Date. Out of any such Contingent Shares issued by Purchaser, each Selling Stockholder shall be entitled to receive each such Selling Stockholder's Percentage Interest of such Contingent Shares.

                                 Number of Paying         Maximum Contingent
     Anniversary Date                Accounts                   Shares
----------------------------  -----------------------  -------------------------
First Anniversary Date                1,000                     43,333
Second Anniversary Date               3,000                     43,333
Third Anniversary Date                6,000                     43,334

A paying account ("Paying Account") shall be an account with a customer that has entered into a Written Account Agreement with Purchaser, in the form of Exhibit B hereto, and which results in a minimum of $30.00 per month in revenues to Purchaser or any of its Affiliates, including StoresOnline.com, a California corporation. In the event that the annual Paying Account number is not reached in any year, then only a pro rata portion of the maximum number of Contingent Shares issuable in such installment shall be issued by Purchaser. For example, if on the First Anniversary Date, there are only 800 Paying Accounts, then the Selling Stockholders will only receive eighty percent (80%) of that installment of Contingent Shares. If, in any year, the required number of Paying Accounts is not met, any shortfall in Paying Accounts and Contingent Shares can be made up in any subsequent year up to the Third Anniversary Date, provided that the required number of Paying Accounts for such subsequent year is also met. In the event that

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the required number of Paying Accounts is reached prior to any Anniversary Date then, upon request by the Selling Stockholders, Purchaser shall issue the number of Contingent Shares corresponding to such number of Paying Accounts. On the Third Anniversary Date, Purchaser's only obligation shall be to issue to Sellers any additional amount of Contingent Shares which, when added to the number of previously issued Contingent Shares, equals the total number of Contingent Shares corresponding to the number of Paying Accounts existing on the Third Anniversary Date. After the Third Anniversary Date, Purchaser shall have no obligation to issue any additional Contingent Shares.

            (c) The number of Exchangeable Shares issued or issuable to the Selling Stockholders is subject to adjustment as follows:

                  (i) February 28, 1999 shall be referred to herein as the "Adjustment Date."

                  (ii) On March 1, 1999, Purchaser shall determine the average daily closing price ("ADP") of NetGateway's common stock during the forty-five
(45) days immediately preceding the Adjustment Date. In determining the ADP, the actual closing sales price of NetGateway's common stock (as quoted on the exchange or other market on which NetGateway's common stock is normally traded) shall be used. Days on which no sales shall have been consummated shall be disregarded. By way of example, if during the Adjustment Period there are 40 trading days and NetGateway's common stock was traded on 30 of those days, the sum of the closing sales prices on the 30 days on which a sales transaction actually occurred shall be divided by 30 in order to determine the ADP.

                  (iii) If the resultant ADP for the Adjustment Period is Ten Dollars ($10.00) or more, there shall be no adjustment in the number of Vested Shares or Contingent Shares issued or issuable to the Selling Stockholders pursuant to this subparagraph. If the ADP for the Adjustment Period is less than Ten Dollars ($10.00), Purchaser shall divide the Purchase Price by the ADP to determine the an aggregate number of Exchangeable Shares issuable by Purchaser to the Selling Stockholders, and the excess Exchangeable Shares to which the Selling Stockholders are entitled shall be delivered, in the case of the Vested Shares, and reserved for issuance to Seller, in the case of the Contingent Shares. Each Selling Stockholder shall be entitled to receive his or her Percentage Interest of any such Exchangeable Shares.

            (d) The Selling Stockholders agree that the Vested Shares and any issued Contingent Shares shall be subject to the pledge described in Article IX hereof. In addition, Purchaser shall have no obligation to issue any Contingent Shares to any Selling Stockholder to the extent that any such Selling Stockholder shall have any indemnification obligations pursuant to Article IX hereof. None of the foregoing shall limit or be construed to limit the liability of the Selling Stockholders under this Agreement or otherwise, nor will any pledged Shares be

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considered as liquidated damages for any breach under this Agreement.

            (e) The Selling Stockholders acknowledge that the issuance of the Exchangeable Shares is made in reliance on the representations, warranties and covenants of the Selling Stockholders set forth in Article III hereof.

            (f) Market Stand-Off.

                  (i) In connection with any underwritten public offering by NetGateway of the NetGateway Shares pursuant to an effective registration statement filed under the 1933 Securities Act, as amended, no Selling Stockholder shall sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or other dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any of the NetGateway Shares without the prior written consent of NetGateway and its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by NetGateway or such underwriters; provided, however, that in no event shall such period exceed one hundred eighty (180) days. Following the lapse of such period, ten percent (10%) of the aggregate number of the NetGateway Shares issued and issuable shall be released each quarter thereafter from the foregoing market standoff provisions.

                  (ii) Stop-Transfer Instructions. In order to enforce the provisions of this Section 1.03(f), NetGateway may impose stop-transfer instructions with respect to the NetGateway Shares until the end of the applicable standoff period.

                  (iii) NetGateway covenants that the Affiliates of NetGateway will enter into similar market stand-off arrangements as those set forth in
Section 1.03(f)(i). If such Affiliates enter into arrangements more favorable than the provisions of Section 1.03(f)(i), then the Selling Stockholders shall be afforded similar arrangements.

            1.04 Closing. The Closing will take place in the principal offices of the Purchaser, at 10:00 A.M. local time, on the Closing Date. At the Closing, Purchaser will deliver the certificates representing the Vested Shares to the Selling Stockholders. Simultaneously, the Selling Stockholders will assign and transfer to Purchaser all of the Selling Stockholders' right, title and interest in and to the Shares by delivering to Purchaser a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Purchaser the opinions, and certificates and other Contracts, documents and instruments to be delivered under Article VI.

            1.05 Further Assurances; Post-Closing Cooperation.

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            (a) At any time or from time to time after the Closing, the Selling
Stockholders shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request more effectively to vest title to the Shares in Purchaser and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Company and its Assets and Properties and Books and Records, and otherwise to cause the Selling Stockholders to fulfill their obligations under this Agreement.

            (b) Following the Closing, the Selling Stockholders will afford Purchaser, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Company in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by Purchaser in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding.

            (c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Company not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by the Selling Stockholders in accordance with this paragraph shall be held confidential by the Selling Stockholders in accordance with Section 11.05.

            (d) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF THE
                            CONTROLLING STOCKHOLDERS

      Each of the Controlling Stockholders, jointly and severally, represents and warrants to Purchaser as follows:

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            2.01 Authority. This Agreement has been duly and validly executed and delivered by the Controlling Stockholders and constitutes a legal, valid and binding obligation of each Controlling Stockholder enforceable against each Controlling Stockholder in accordance with its terms.

            2.02 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the Province of Alberta, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Section 2.02 of the Disclosure Schedule lists all lines of business in which the Company is participating or engaged. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.02 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. The name of each director and officer of the Company on the date hereof, and the position with the Company held by each, are listed in Section 2.02 of the Disclosure Schedule. The Company has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the charter documents of the Company as in effect on the date hereof.

            2.03 Capital Stock. The authorized capital stock of the Company consists solely of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable.

            2.04 Subsidiaries. The Company does not have, nor has it ever had, any Subsidiaries.

            2.05 No Conflicts. The execution and delivery by each Controlling Stockholder of this Agreement does not, and the performance by each Controlling Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of the Company;

            (b) Conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to any Controlling Stockholder or the Company or any of their respective Assets and Properties; or

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            (c) (i) Conflict with or result in a violation or breach of, (ii)
constitute (with or without notice or lapse of time or both) a default under,
(iii) require any Controlling Stockholder or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon any Controlling Stockholder or the Company or any of their respective Assets and Properties under, any Contract or License to which any Controlling Stockholder or the Company is a party or by which any of their respective Assets and Properties is bound.

            2.06 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Controlling Stockholder or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            2.07 Books and Records. The minute books and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the boards of directors and committees of the board of directors of the Company. The stock transfer ledgers and other similar records of the Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of the Company. The Company does not have any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

            2.08 Financial Statements. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of the following financial statements:

            (a) The unaudited balance sheets of the Company for its fiscal year ended August 31, 1998 and for the period between such date and November 4, 1998, along with the related unaudited consolidated statements of operations, stockholders' equity and cash for each such period. All such financial statements (i) fairly present the financial condition and results of operations of the Company as of the respective dates thereof and for the respective periods covered thereby, and (ii) were compiled from the Books and Records of the Company regularly maintained by management and used to prepare the financial statements of the Company in accordance with the principles stated therein. The August 31, 1998 financial statements were prepared in accordance with Canadian GAAP. The Company has maintained its respective Books and Records in a

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manner sufficient to permit the preparation of financial statements in accordance with Canadian GAAP.

            2.09 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since August 31, 1998, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Company.

            2.10 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Financial Statements, there are no Liabilities against, relating to or affecting the Company or any of its respective Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice and (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Company.

            2.11 Legal Proceedings.

            (a) There are no Actions or Proceedings pending or, to the Knowledge of any of the Controlling Stockholders, threatened against, relating to or affecting the Company or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Purchaser, or (ii) if determined adversely against the Company, could reasonably be expected to result in (x) any injunction or other equitable relief against the Company that would interfere in any material respect with its business or operations or (y) Losses by the Company, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $5,000.00;

            (b) There are no facts or circumstances Known to any Controlling Stockholder that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

            (c) There are no Orders outstanding against the Company.

            2.12 Compliance With Laws and Orders. The Company is not, nor has at any time been, nor has it received any notice that it is nor has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to the Company or any of its Assets and Properties.

            2.13. Employee Benefit and Compensation Plans. Section 2.13 of the Disclosure Schedule contains a true and complete list of each Benefit Plan of the Company. The Company has no Liabilities and the Purchaser will incur no Liabilities with respect to, or on account of, any Benefit Plan of the Company, any of its Affiliates or any predecessor employer

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of any employee, including, but not limited to, Liabilities the Company may have to such employees under all employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified," or to any employee as a result of termination of employment by the Company as contemplated by this Agreement. The Company has not, with respect to any employee, maintained or contributed to, or been obligated or required to contribute to, any retirement or pension plan or any employee benefit plan. The Company is not a party to any collective bargaining agreement covering any employee, and no Controlling Stockholder knows of any effort to organize any such employee as a part of any collective bargaining unit.

            2.14 Real Property.

            (a) Section 2.14 of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by the Company (as lessor or lessee). The Company owns no real property.

            (b) The Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of the Company and of each other Person that is a party thereto, and except as set forth in Section 2.14 of the Disclosure Schedule, there is no, and the Company has received no notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company owes no brokerage commissions with respect to any such leased space.

            (c) The Company has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all such leases (including any amendments and renewal letters).

            (d) The improvements on the real property identified in Section 2.14 of the Disclosure Schedule are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used and, to the Knowledge of each Controlling Stockholder, there are no condemnation or appropriation proceedings pending or threatened against any of such real property or the improvements thereon.

            2.15 Tangible Personal Property; Investment Assets.

            (a) The Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in

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or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the Financial Statements and tangible personal property acquired since the Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

            (b) Section 2.15 of the Disclosure Schedule describes each Investment Asset owned by the Company or any Subsidiary on the date hereof. All such Investment Assets are owned by the Company free and clear of all Liens other than Permitted Liens.

            2.16 Intellectual Property Rights. The Company owns or licenses only the Intellectual Property disclosed in Section 2.16 of the Disclosure Schedule, as to which the Company either has all right, title and interest in or a valid and binding right under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business of the Company. Except as disclosed in Section 2.16 of the Disclosure Schedule, (i) the Company has the exclusive right to use the Intellectual Property disclosed in Section 2.16 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by the Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by the Company in respect of such Intellectual Property, (iv) Seller will have delivered on or before the Closing Date to Purchaser in-line documentation with respect to any source code related to any such Intellectual Property, which in-line documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such source code and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person; and Seller has no other documentation with respect to any other invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, (v) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) the Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and
(vii) except as disclosed in Section 2.16 of the Disclosure Schedule, no such Intellectual Property is being infringed by any other Person. Neither any Controlling Stockholder nor the Company has received notice that the Company is infringing any Intellectual Property of any other Person, no claim is pending or, has been made to such effect that has not been resolved and, to the Knowledge of each Controlling Stockholder, the Company's Intellectual Property does not infringe any Intellectual Property of any other Person.

            2.17 Contracts.

            (a) Section 2.17 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each Contract or other arrangement (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which the Company is a party or by which any of its Assets and Properties is bound.

            (b) Each Contract disclosed in Section 2.17 of the Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither the Company nor, to the Knowledge of any Controlling Stockholder, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

            2.18 Licenses. Section 2.18 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the Company (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.18 of the Disclosure
Schedule:

            (i) The Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

            (ii) Each License listed in Section 2.18 of the Disclosure Schedule is valid, binding and in full force and effect; and

            (iii) The Company is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

            2.19 Insurance. The Company has not maintained and is not currently maintaining any liability, property, workers' compensation, directors' and officers' liability and other insurance policies insuring the business, operations or employees of the Company.

            2.20 Affiliate Transactions. Except as disclosed in Section 2.20 of the Disclosure Schedule, there are no intercompany Liabilities between the Company, on the one hand, and any Selling Stockholder or any officer, director or Affiliate of any Selling Stockholder,

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on the other, (ii) neither any Selling Stockholder nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to the Company, (iii) the Company does not provide or cause to be provided any assets, services or facilities to any Seller or any such officer, director or Affiliate and (iv) the Company does not beneficially own, directly or indirectly, any Investment Assets issued by any Selling Stockholder or any such officer, director or Affiliate.

            2.21 Employees; Labor Relations. Section 2.21 of the Disclosure Schedule contains a list of the name of each officer and employee of the Company at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. No Controlling Stockholder has received any information that would lead it to believe that a material number of such persons will or may cease to be employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement. All employees, consultants, officers, directors and shareholders of the Company that have had access to the Business are parties to a written agreement (a "Confidentiality Agreement"), under which each such person or entity (i) is obligated to disclose and transfer to the Company, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for the Company, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for the Company in the Business may be concerned, and (ii) is obligated to maintain the confidentiality of proprietary information of the Business. To each Controlling Stockholder's knowledge, none of the Company's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of the Company with regard to the Business or the Assets or that would conflict with the Business or the Assets. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for the Company to utilize in the Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with the Company, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by the Company, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To each Controlling Stockholder's knowledge, none of the Company's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Assets by such previous employer which has resulted in the Company's access to or use of such proprietary items included in the Assets, and Company will not gain access to or make use of any such proprietary items in the Business.

            2.22 Bank and Brokerage Accounts; Investment Assets. Section 2.22 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

            2.23 No Powers of Attorney. The Company does not have any powers of attorney or comparable delegations of authority outstanding.

            2.24 Accounts Receivable. The accounts and notes receivable of the Company reflected on the balance sheet included in the Financial Statements, and all accounts and notes receivable arising subsequent to August 31, 1998, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement,
(v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Financial Statements, and
(vi) are not the subject of any Actions or Proceedings brought by or on behalf of the Company. Section 2.24 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of the Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for the Company, a perfected security interest in the related collateral, have been taken.

            2.25 Inventory. All inventory of the Company reflected on the balance sheet included in the Financial Statements consisted, and all such inventory acquired since the August 31, 1998 consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. Except as disclosed in the notes to the Financial Statements, all items included in the inventory of the Company are the property of the Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by the Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory

Authorities.

            2.26 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Selling Stockholders directly with Purchaser without the intervention of any Person on behalf of the Selling Stockholders in such manner as to give rise to any valid claim by any Person against Purchaser or the Company for a finder's fee, brokerage commission or similar payment.

            2.27 Taxes. The Company has filed all tax returns which are required to have been filed in any jurisdiction, and has paid all Taxes shown to be due and payable on such returns and all other Taxes payable by the Company to the extent the same have become due and payable and before they have become delinquent. No Selling Stockholder knows of any proposed material assessment for Taxes against the Company and in the opinion of the Selling Stockholders, all liabilities for Taxes are adequately provided for on the books of the Company.

            2.28 Disclosure. All material facts relating to the Business or Condition of the Company have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            2.29 Paying Accounts. The current number of the Company's customer accounts under contract is 400, and of those more than 35 are Paying Accounts at rates no less than those set forth on the attached Exhibit C with the minimum rate not less than Thirty Dollars ($30.00) per month. The Paying Accounts are the subject of agreements in the form of the attached Exhibit B.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS

      Each Selling Stockholder, severally but not jointly, represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

            3.01 Title. Such Selling Stockholder has good and marketable title to the number of Shares shown opposite each such Selling Stockholder's name on
Schedule 1 hereto. Such Selling Stockholder's Shares are duly and validly issued, fully paid and nonassessable and free and clear of all Liens.

            3.02 Authorization. Such Selling Stockholder has all requisite power and authority to execute and deliver this Agreement and any other documents or agreements to which such Selling Stockholder is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. Each of this Agreement and any other document or agreement to which such Selling Stockholder is a party contemplated hereby or thereby has been (or on the Closing Date will have been) duly authorized, executed and delivered by, and each is (or, when duly executed and delivered on the Closing Date, will be) the valid and binding obligation of, each such Selling Stockholder, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

            3.03 No Conflict. None of the execution and delivery of this Agreement, or the sale of the Shares by such Selling Stockholder, or the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, any applicable law or regulation, or any Order, writ, injunction or decree of any court or governmental authority or agency, or any Contract or instrument to which such Selling Stockholder is bound or to which such Selling Stockholder is subject, or constitute a default under any Contract or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Selling Stockholder pursuant to the terms of any such agreement or instrument.

            3.04 No Consents. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental or Regulatory Authority is required for the sale of the Shares by such Selling Stockholder or the valid delivery of such Shares or for the performance by such Selling Stockholder of this Agreement and any other documents or agreements contemplated hereby.

            3.05 Representations Regarding Shares. The Exchangeable Shares and the NetGateway Shares will be acquired for investment for each Selling Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Selling Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Selling Stockholders further represent that such Selling Stockholder has no Contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of such Shares.

            3.06. Restricted Shares. Each Selling Stockholder understands that the Exchangeable Shares being acquired, and the NetGateway Shares into which the Exchangeable Shares are exchangeable, are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, each Selling Stockholder represents that he or she is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act. In addition, the Exchangeable Shares, and the NetGateway Shares into which the Exchangeable Shares are exchangeable, are issued or issuable subject to the terms and conditions hereof, including the performance requirements set forth herein and the pledge set forth in Exhibit D hereto.

            3.07. Legends. It is understood that the certificates evidencing the Exchangeable Shares and the NetGateway Shares into which the Exchangeable Shares are exchangeable may bear one or all of the following legends:

            (a) "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR THAT SUCH SHARES ARE BEING SOLD PURSUANT TO RULE 144 OF SUCH ACT. IN ADDITION, ALL OF THE SHARES ARE SUBJECT TO RESTRICTIONS ON RESALE AND OTHER OBLIGATIONS SET FORTH IN AN ASSET PURCHASE AGREEMENT AND A PLEDGE AGREEMENT, EACH DATED NOVEMBER 1, 1998."

(b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                            PURCHASER AND NETGATEWAY

      Purchaser or NetGateway, as indicated below, represent and warrant to the Selling Stockholders as follows:

            4.01 Authority. This Agreement has been duly and validly executed and delivered by Purchaser and NetGateway and constitutes a legal, valid and binding obligation of each such party enforceable against each such party in accordance with its terms.

            4.02 Organization. Purchaser and NetGateway are corporations duly organized, validly existing and in good standing under the laws of the province of Alberta and the State of

Nevada, respectively. Each such party has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. NetGateway is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 4.02 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company and the Subsidiaries to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company or a Subsidiary, as the case may be, becoming qualified or admitted and in good standing. Purchaser and NetGateway have prior to the execution of this Agreement delivered to the Selling Stockholders true and complete copies of the charter documents of each such party as in effect on the date hereof.

            4.03 Capital Stock. The authorized capital stock of Purchaser consists of Class A Preferred Stock, Class A Common Stock, Class B Common Stock and Exchangeable Shares, of which 100 shares of Class A Preferred Stock and the Exchangeable Shares have been issued. The Exchangeable Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable.

            4.04 Subsidiaries. The Purchaser does not have, nor has it ever had, any Subsidiaries. NetGateway has the subsidiaries listed on Section 4.04 of the Disclosure Schedule.

            4.05 No Conflicts. The execution and delivery by Purchaser and NetGateway of this Agreement does not, and the performance by each such party of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

            (a) Conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Purchaser or NetGateway;

            (b) Conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or NetGateway or any of their respective Assets and Properties; or

            (c) (i) Conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require Purchaser or NetGateway to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon Purchaser or NetGateway or any of their respective Assets and Properties under, any Contract or License to which Purchaser or NetGateway is a party or by which any of their respective Assets and Properties is bound.

            4.06 Governmental Approvals and Filings. Except for any necessary federal, state or provincial securities law filings, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser or NetGateway is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

            4.07 Books and Records. The minute books and other similar records of NetGateway as made available to the Selling Stockholders prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at such meetings and by such written consents in lieu of meetings of the stockholders, the boards of directors and committees of the board of directors of NetGateway. NetGateway does not have any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of NetGateway.

            4.08 Financial Statements. Prior to the execution of this Agreement, NetGateway has delivered to the Selling Stockholders true and complete copies of the following financial statements (the "NetGateway Financial Statements"):

            (a) The unaudited financial statements of NetGateway for the period ended September 30, 1998 (the "NetGateway Financial Statements Date"). All such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the financial condition and results of operations of NetGateway as of the respective dates thereof and for the respective periods covered thereby, and
(ii) were compiled from the Books and Records of NetGateway regularly maintained by management and used to prepare the financial statements of NetGateway in accordance with the principles stated therein. NetGateway has maintained its respective Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

            4.09 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the NetGateway Financial Statements, there are no Liabilities against, relating to or affecting NetGateway or any of its respective Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice and (ii) which, individually or in the aggregate, are not material to the Business or Condition of NetGateway.

            4.10 Legal Proceedings.

            (a) There are no Actions or Proceedings pending or, to the Knowledge of

NetGateway, threatened against, relating to or affecting NetGateway or any of its Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Selling Stockholders, or (ii) if determined adversely against NetGateway, could reasonably be expected to result in (x) any injunction or other equitable relief against NetGateway that would interfere in any material respect with its business or operations or (y) Losses by NetGateway, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $5,000.00;

            (b) There are no facts or circumstances Known to NetGateway that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

            (c) There are no Orders outstanding against NetGateway.

            4.11 Compliance With Laws and Orders. NetGateway is not, nor has at any time been, nor has it received any notice that it is nor has at any time been, in violation of or in default under, in any material respect, any Law or Order applicable to any or any of its Assets and Properties.

            4.12. Employee Benefit and Compensation Plans. Section 4.12 of the Disclosure Schedule contains a true and complete list of each Benefit Plan of NetGateway. NetGateway has no Liabilities and the Selling Stockholders will incur no Liabilities with respect to, or on account of, any Benefit Plan of NetGateway, any of its Affiliates or any predecessor employer of any employee, including, but not limited to, Liabilities NetGateway may have to such employees under all employee benefit schemes, incentive compensation plans, bonus plans, pension and retirement plans, vacation, profit-sharing plans (including any profit-sharing plan with a cash-or-deferred arrangement) share purchase and option plans, savings and similar plans, medical, dental, travel, accident, life, disability and other insurance and other plans or arrangements, whether written or oral and whether "qualified" or "non-qualified," or to any employee as a result of termination of employment by NetGateway as contemplated by this Agreement. NetGateway has not, with respect to any employee, maintained or contributed to, or been obligated or required to contribute to, any retirement or pension plan or any employee benefit plan. NetGateway is not a party to any collective bargaining agreement covering any employee, and NetGateway knows of no effort to organize any such employee as a part of any collective bargaining unit.

            4.13 Real Property.

            (a) Section 4.13 of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by NetGateway (as lessor or lessee). NetGateway owns no real property.

            (b) NetGateway has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of NetGateway and of each other Person that is a party thereto, and except as set forth in Section 4.13 of the Disclosure Schedule, there is no, and NetGateway has received no notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. NetGateway owes no brokerage commissions with respect to any such leased space.

            4.14 Tangible Personal Property; Investment Assets.

            (a) NetGateway is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of their business, including all tangible personal property reflected on the balance sheet included in the NetGateway Financial Statements and tangible personal property acquired since the NetGateway Financial Statements Date other than property disposed of since such date in the ordinary course of business consistent with past practice. All such tangible personal property is free and clear of all Liens, other than Permitted Liens, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

            (b) Section 4.14 of the Disclosure Schedule describes each Investment Asset owned by NetGateway. All such Investment Assets are owned by NetGateway free and clear of all Liens other than Permitted Liens.

            4.15 Intellectual Property Rights. NetGateway owns or licenses only the Intellectual Property disclosed in Section 4.15 of the Disclosure Schedule, as to which NetGateway either has all right, title and interest in or a valid and binding right under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business of NetGateway. Except as disclosed in Section 4.15 of the Disclosure Schedule, (i) NetGateway has the exclusive right to use the Intellectual Property disclosed in Section 4.15 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by NetGateway to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by NetGateway in respect of such Intellectual Property, (iv) NetGateway has delivered to the Selling Stockholders prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) NetGateway has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) NetGateway is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (vii) except as disclosed in Section 4.15 of the Disclosure Schedule, no such Intellectual Property is being infringed by any other Person. NetGateway has not received notice that NetGateway is infringing any Intellectual Property of any other Person, no claim is pending or, has been made to such effect that has not been resolved and, to the Knowledge of NetGateway, NetGateway's Intellectual Property does not infringe any Intellectual Property of any other Person.

            4.16 Insurance. Section 4.16 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of NetGateway or affect or relate to the ownership, use or operation of any of the Assets and Properties of NetGateway and that (i) have been issued to NetGateway or (ii) have been issued to any Person (other than NetGateway) for the benefit of NetGateway. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 4.16 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither NetGateway, any Subsidiary nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder. The insurance policies listed in Section 4.16 of the Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of NetGateway, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties. Neither NetGateway nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

            4.17 Affiliate Transactions. Except as disclosed in Section 4.17 of the Disclosure Schedule, there are no intercompany Liabilities between NetGateway, on the one hand, and any shareholders, director or Affiliate of NetGateway, on the other, (ii) neither NetGateway nor any such shareholders officer, director or Affiliate provides or causes to be provided any assets, services or facilities to NetGateway, (iii) NetGateway does not provide or cause to be provided any assets, services or facilities to any Seller or any such Shareholders officer, director or Affiliate and (iv) NetGateway does not beneficially own, directly or indirectly, any Investment Assets issued by any Selling Stockholder or any such shareholders, officer, director or Affiliate.

            4.18 Employees; Labor Relations. All employees, consultants, officers, directors and shareholders of NetGateway that have had access to the Business are parties to a written agreement (a "Confidentiality Agreement"), under which each such person or entity (i) is obligated to disclose and transfer to NetGateway, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment with or performance of services for NetGateway, he or she makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for NetGateway in the Business may be concerned, and (ii) is obligated to maintain the confidentiality of proprietary information of the Business. To NetGateway's knowledge, none of NetGateway's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of NetGateway with regard to the Business or the Assets or that would conflict with the Business or the Assets. Neither the execution nor the delivery of this Agreement, nor the carrying on of the Business by its employees and consultants, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons or entities are now obligated. It is currently not necessary nor will it be necessary for NetGateway to utilize in the Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with NetGateway, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by NetGateway, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such persons or entity is a party or to which any of such assets or rights may be subject. To NetGateway's knowledge, none of NetGateway's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to the Assets has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the Assets by such previous employer which has resulted in NetGateway's access to or use of such proprietary items included in the Assets, and Company will not gain access to or make use of any such proprietary items in the Business.

            4.19 No Powers of Attorney. NetGateway does not have any powers of attorney or comparable delegations of authority outstanding.

            4.20 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by NetGateway and Purchaser directly with the Selling Stockholders without the intervention of any Person on behalf of NetGateway or Purchaser in such manner as to give rise to any valid claim by any Person against the Selling

Stockholders for a finder's fee, brokerage commission or similar payment.

            4.21 NetGateway has filed all tax returns which are required to have been filed in any jurisdiction, and has paid all Taxes shown to be due and payable on such returns and all other Taxes payable by NetGateway to the extent the same have become due and payable and before they have become delinquent. NetGateway knows of no proposed material assessment for Taxes against NetGateway and in the opinion of NetGateway, all liabilities for Taxes are adequately provided for on the books of NetGateway.

            4.22 Accounts Receivable. The accounts and notes receivable of NetGateway, including that certain Secured Promissory Note payable by Admor Memory Corp., reflected on the balance sheet included in the NetGateway Financial Statements, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the NetGateway Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of NetGateway.

            4.23 Disclosure. All material facts relating to the Business or Condition of Purchaser or NetGateway have been disclosed to Seller in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Seller pursuant to any provision of this Agreement (including without limitation the NetGateway Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            4.24 Contracts.

            (a) Section 4.24 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each Contract or other arrangement (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all waivers of any terms thereof, have been delivered to the Company prior to the execution of this Agreement), to which NetGateway is a party or by which any of its Assets and Properties is bound.

            (b) Each Contract disclosed in Section 4.24 of the Disclosure
Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and neither NetGateway nor, to the Knowledge of NetGateway, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

            4.25 Licenses. Section 4.25 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of the NetGateway (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, NetGateway has delivered to the Company true and complete copies of all such Licenses. Except as disclosed in Section 4.25 of the Disclosure
Schedule:

            (i) NetGateway owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

            (ii) Each License listed in Section 4.25 of the Disclosure Schedule is valid, binding and in full force and effect; and

            (iii) NetGateway is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

                                    ARTICLE V

                          COVENANTS OF THE CONTROLLING
                    STOCKHOLDERS AND THE SELLING STOCKHOLDERS

            The Controlling Stockholders or the Selling Stockholders, as the case may be, covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, the Controlling Stockholders or the Selling Stockholders, as the case may be, will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing.

            5.01 Regulatory and Other Approvals. The Controlling Stockholders will, and will cause the Company to, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of the Controlling Stockholders or the Company to consummate the transactions contemplated hereby,

(b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) cooperate with Purchaser in connection with the performance of its obligations hereunder.

            5.02 Investigation by Purchaser. The Controlling Stockholders will, and will cause the Company to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of the Company and its Assets and Properties and Books and Records, and (b) furnish Purchaser and such Representatives with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of the Company as Purchaser or any of such Representatives reasonably may request in connection with such investigation.

            5.03 No Solicitations. The Controlling Stockholders will not take, nor will they permit the Company or any Affiliate of the Company (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Controlling Stockholders, the Company, or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Company or permitting access to the Assets and Properties and Books and Records of the Company) any offer or inquiry from any Person concerning an Acquisition Proposal. If the Controlling Stockholders, the Company, or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, the Controlling Stockholders will promptly advise such Person, by written notice, of the terms of this Section 5.03 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

            5.04 Conduct of Business. The Controlling Stockholders will cause the Company to conduct business only in the ordinary course consistent with past practice.

            5.05 Certain Restrictions. The Controlling Stockholders will cause the Company to refrain from:

            (a) Amending its Articles of Incorporation or By-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

            (b) Authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to the Company, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to the Company;

            (c) Declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of the Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to the Company;

            (d) Acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

            (e) (i) Entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to
(A) any Contract or (B) any material License or (ii) granting any irrevocable powers of attorney;

            (f) Violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by the Company or any Contract to which the Company is a party or by which any of its Assets and Properties is bound;

            (g) Incurring Indebtedness in excess of $5,000;

            (h) Engaging with any Person in any merger or other business combination;

            (i) Making capital expenditures;

            (j) Writing off or writing down any of the Company=s Assets and Properties; or

            (k) entering into any Contract to do or engage in any of the foregoing.

            5.06 Affiliate Transactions. Immediately prior to the Closing, any Indebtedness and any other amounts owing under Contracts between any Selling Stockholder, or any officer, director or Affiliate of any Selling Stockholder, on the one hand, and the Company, on the other, will be paid in full, and the Selling Stockholders will terminate and will cause any such officer, director or Affiliate to terminate each Contract with the Company. Prior to the Closing, the Company will not enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis, with any Selling Stockholder or any such officer, director or Affiliate thereof.

            5.07 Books and Records. On the Closing Date, the Company will deliver or make available to Purchaser at the offices of the Company all of the Books and Records, and if at any time after the Closing, any Controlling Stockholders discover in their possession or under their control any other Books and Records, they will forthwith deliver such Books and Records to Purchaser.

            5.08 Noncompetition.

            (a) The Selling Stockholders will, for a period of two (2) years from the Closing Date, refrain from, either alone or in conjunction with any other Person, or directly or indirectly through its present or future
Affiliates:

                  (i) Employing, engaging or seeking to employ or engage any Person who within the prior twenty four (24) months had been an officer or employee of the Company, except for that certain Consulting Agreement between Jordi MacDonald and Shawn Abbot dated June 1, 1998;

                  (ii) Causing or attempting to cause (A) any client, customer or supplier of the Company to terminate or materially reduce its business with the Company or (B) any officer, employee or consultant of the Company to resign or sever a relationship with the Company;

                  (iii) Disclosing (unless compelled by judicial or administrative process) or using any confidential or secret information relating to the Company or any of their respective clients, customers or suppliers; or

                  (iv) Participating or engaging in (other than through the ownership of five percent (5%) or less of any class of securities registered under the Securities Exchange Act of 1934, as amended), or otherwise lending assistance (financial or otherwise) to any Person participating or engaged in, the provision of services or software for the conduct of electronic commerce in those areas actively being pursued by NetGateway and the Company presently or in the future.

            (b) The parties hereto recognize that the Laws and public policies of the various provinces of Canada and states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

            (c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and each Selling Stockholder hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

            5.09 Notice and Cure. Each Selling Stockholder will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to each such Stockholder, occurring after the date of this Agreement that causes or will cause any covenant or agreement of each such Stockholder under this Agreement to be breached or that renders or will render untrue any representation or warranty of each such Stockholder contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article IX.

            5.10 Fulfillment of Conditions. The Selling Stockholders will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit the Company or any Subsidiary to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            5.11 Employment Agreements. David Rosenvall, Jordi MacDonald and Clint McKinlay will on or before Closing enter into employment agreements with Purchaser substantially in the form of Exhibits E, F, and G, respectively, hereto (the "Employment Agreements").

            5.12 Taxes. The Selling Stockholders will pay all Taxes (including interest and penalties), other than Taxes imposed on the income of Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the sale and delivery of any of the Shares or of any amendment of, or waiver or consent under or with respect to, this Agreement and will hold Purchaser and all subsequent holders of the Shares harmless against any loss or liability resulting from nonpayment or delay in payment of any such Taxes.

                                    ARTICLE V

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

            The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

            6.01 Representations and Warranties. Each of the representations and warranties made by the Controlling Stockholders and the Selling Stockholders in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

            6.02 Performance. The Selling Stockholders shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by such parties at or before the Closing.

            6.03 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser, and there shall not be pending on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, the Company, any Subsidiary or the transactions contemplated by this Agreement of any such Law.

            6.04 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and the Selling Stockholders to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

            6.05 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Purchaser and the Selling Stockholders of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Purchaser, any Selling Stockholder, the Company or any Subsidiary is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained,
(b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Company or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Purchaser.

            6.06 Opinion of Counsel. Purchaser shall have received the opinion of Tingle & Associates, counsel to the Selling Stockholders and the Company, dated the Closing Date, substantially in the form and to the effect of Exhibit H hereto.

            6.07 Resignations of Directors and Officers. Such members of the boards of directors and such officers of the Company as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to the Controlling Stockholders shall have tendered, effective at the Closing, their resignations as such directors and officers.

            6.08 Proceedings. All proceedings to be taken on the part of the Company, the Controlling Stockholders or the Selling Stockholders in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

            6.09 Employment Agreements. The Controlling Stockholders shall have duly executed and delivered the Employment Agreements to Purchaser.

            6.10 Articles of Incorporation. The Articles of Incorporation of Purchaser attached hereto as Exhibit A shall be filed and in effect.

            6.11 Support Agreement. The Support Agreement attached hereto as
Exhibit I shall have been executed and delivered by the parties hereto.

            6.12 Pledge Agreement. The Pledge Agreement attached hereto as Exhibit D shall have been duly executed and delivered by each Selling Stockholder and Purchaser.

            6.13 Elections. Purchaser and the Company shall have made the income tax and Goods and Services Tax elections agreed to by the parties.

                                   ARTICLE VI

              CONDITIONS TO OBLIGATIONS OF THE SELLING STOCKHOLDERS

            The obligations of the Selling Stockholders hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by the Selling Stockholders in their sole discretion):

            7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser and NetGateway in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date.

            7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

            7.03 Notice and Cure. Purchaser will notify each Selling Stockholder in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide each Selling Stockholder with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to the Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of the Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of the Purchaser or NetGateway contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit each Selling Stockholder's right to seek indemnity under Article IX.

            7.04 Fulfillment of Conditions. The Purchaser will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of the Selling Stockholders contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

            7.05 Delivery of Agreements. Purchaser or NetGateway will execute and deliver the Employment Agreements, the Pledge Agreement and the Support Agreement.

            7.06 Elections. Purchaser and the Company shall have made the income tax and Goods and Services Tax elections agreed to by the parties.

            7.07 Opinion of Counsel. The Selling Stockholders shall have received the opinion of Nida & Maloney, P.C., counsel to NetGateway, dated the Closing Date, substantially in the form of Exhibit J hereto.

            7.08 The Controlling Stockholders shall have duly executed and delivered the Employment Agreements to Purchaser.

            7.09 Articles of Incorporation. The Articles of Incorporation of Purchaser attached hereto as Exhibit A shall be filed and in effect.

            7.10 Support Agreement. The Support Agreement attached hereto as
Exhibit I shall have been executed and delivered by the parties hereto.

                                  ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                COVENANTS AND AGREEMENTS; POST-CLOSING COVENANTS

            8.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of the Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other parties contained in this Agreement, the Selling Stockholders and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of the Selling Stockholders, the Controlling Stockholders, Purchaser and NetGateway contained in this Agreement will survive the Closing indefinitely and the covenants and agreements contained herein will survive until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered thereby.

            8.02 Post-Closing Covenants. Within one year following the Closing, NetGateway shall become a reporting company pursuant to Section 12 (g) of the 1934 Exchange Act, as amended, and use its best efforts to list its common stock on a national stock exchange (including

NASDAQ) in the United States. In addition, NetGateway shall (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by NetGateway for the offering of its securities to the general public so long as NetGateway remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
(b) file with the SEC in a timely manner all reports and other documents required of NetGateway under the Securities Act of 1933, as amended and the Exchange Act; and (c) upon the request of any Selling Stockholder, but subject to such Selling Stockholder satisfying NetGateway that the requested action complies with all applicable laws, NetGateway shall remove the legends from the certificates representing such Selling Stockholder's NetGateway Shares. In addition, within a reasonable period following the Closing, Purchaser or NetGateway shall either obtain: (a) a Section 116 Order from the Alberta Securities Commission exempting the re-sale of NetGateway Shares by the Selling Stockholders form the restrictions on re-sale contained in Section 110 of the Securities Act (Alberta); or (b) an unqualified opinion of Bennett Jones in form reasonably acceptable to the Controlling Stockholders, stating that NetGateway Shares may be sold by the Selling Stockholders on a U.S. exchange or the NASDAQ without regard to the provisions of the Securities Act (Alberta), the regulations or rules enacted thereunder, or the policies of the Alberta Securities Commission.

            8.03 Additional Post-Closing Covenants. NetGateway shall pay off or eliminate the $1,800,000 liability to Pro-Soft reflected in the NetGateway Financial Statements. The parties have agreed upon the initial budget (the "Initial Budget") of Buyer for the twelve-month period commencing November 1, 1998. The Initial Budget is attached hereto as Exhibit K, and NetGateway shall provide, from time to time, the resources necessary to implement the provisions of the Initial Budget. NetGateway, in its reasonable discretion, and upon review and approval of each subsequent annual budget for Buyer, shall provide from time to time the resources required to implement the provisions of each subsequent budget.

                                   ARTICLE IX

                                 INDEMNIFICATION

            9.01 Controlling Stockholders. Subject to Section 9.05 hereof, the Controlling Stockholders, jointly and severally, shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the party of the Company or the Controlling Stockholders contained in this Agreement or any other documents or agreements contemplated hereby; provided, however, that, subject to Section 9.05 hereof, each Controlling Stockholder's liability under this Section 9.01 may be satisfied by the return of up to all of the Exchangeable Shares received hereunder by such Controlling Stockholder and any other securities pledged pursuant to the Pledge Agreement, with each Exchangeable Share to have a fair market value deemed to be the lesser of the ADP or $10.00 USD.

            9.02 Selling Stockholders. Subject to Section 9.05 hereof, each of the Selling Stockholders, severally but no jointly, shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of such Selling Stockholder contained in this Agreement or any other documents or agreements contemplated hereby; provided, however, that, subject to Section 9.05 hereof, each Selling Stockholder's liability under this Section 9.02 may be satisfied by the return of up to all of the Exchangeable Shares received by such Selling Stockholder, and any other securities pledged pursuant to the Pledge Agreement, with each Exchangeable Share to have a deemed fair market value of the lesser of the ADP or $10.00 USD.

            9.03 Purchaser and NetGateway. Purchaser and NetGateway shall indemnify the Selling Stockholders in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the party of the Purchaser and NetGateway contained in this Agreement or any other documents or agreements contemplated hereby; provided, however, that the aggregate liability of Purchaser and NetGateway under this Section 9.03 shall not exceed the aggregate fair market value of the Shares, which shall be deemed to be the lesser of the ADP or the Purchase Price.

            9.04 Procedures. In the event that any claim is asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is subject of a claim for indemnification hereunder, then such party (an "Indemnified Party") promptly shall give written notice to the Purchaser or the Selling Stockholders, as the case may be (the "Indemnifying Party"), of such claim, Action or Proceeding, and such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken and if the Indemnified Party is reasonably assured of the Indemnifying Party's ability to satisfy such agreement, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

            9.05 Interpretation. The liability of the Controlling Stockholders for any breach of the representations set forth in Articles II and III above, and the Selling Stockholders for any breach of the representations set forth in
Article III above, shall be solely as set forth in this Article IX. Notwithstanding the foregoing, nothing in this Agreement shall be construed (i) as limiting the liability of any of the Controlling Stockholders or Selling Stockholders for any claims, damages or other losses suffered by the Purchaser
(A) arising out of any provisions of this Agreement other than Articles II and III, (B) for any claims arising out of fraud or intentional misrepresentation,
(C) for any claims for equitable relief, or (D) for any claims not arising out of this Agreement, or (ii) to deny or limit (except as limited by this Article
IX) Purchaser's ability to pursue any and all legal or equitable remedies available to Purchaser.

            9.06 Arbitration. Any and all disputes arising out of or in connection with the negotiation, execution, or interpretation of this Agreement shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association by arbitrators familiar with software. The arbitration will be held in Los Angeles, California, on consecutive business days. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. The costs of the arbitration shall be shared equally by the parties. Each party will pay their own attorneys' fees and costs.

            9.07 Pledge of Shares. As security for the indemnification obligations of the Selling Stockholders under this Agreement, but without limitation of the Selling Stockholders' obligations under this Agreement, except as otherwise set forth in this Article IX, the Selling Stockholders shall pledge the Exchangeable Shares to Purchaser in accordance with Exhibit D hereto. From time to time, Purchaser may apply and/or retain all or any part of the Exchangeable Shares (in such manner as Purchaser shall determine) in order to pay, or to provide for the payment of, any liability of the Selling Stockholders arising under the indemnities contained in this Agreement. Purchaser will release and deliver ten percent (10%) of the Exchangeable Shares per each three month period following the Closing and will release and deliver any remaining Exchangeable Shares to the Selling Stockholders on the date which is twelve (12) months after the Closing Date (to the extent they have not been used to satisfy any Selling Stockholder's indemnification obligations hereunder). Except as otherwise set forth in this Article IX, nothing in this Section 9.07 will be construed as limiting the liability of the Selling Stockholders under this Agreement or any Exhibit hereto, nor will the Exchangeable Shares be considered as liquidated damages for any breach under this Agreement or any Exhibit hereto.

                                    ARTICLE X

                                   DEFINITIONS

            10.01 Definitions.

            (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

            "Acquisition Proposal" means any proposal for a merger or other business combination to which the Company is a party or the direct or indirect acquisition of any equity interest in, or a substantial portion of the assets of the Company, other than the transactions contemplated by this Agreement.

            "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

            "Adjustment Date" shall have the meaning ascribed to such term in
Section 1.03(c).

            "ADP" shall have the meaning ascribed to such term in Section
1.03(c).

            "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

            "Agreement" means this Stock Purchase Agreement and the exhibits and the schedules hereto and the certificates delivered in accordance herewith, as the same shall be amended from time to time.

            "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

            "Benefit Plan" means any Plan established by the Company, or any predecessor or Affiliate of any of the foregoing, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

            "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of Illinois and Texas are authorized or obligated to close.

            "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Company taken as a whole.

            "Canadian GAAP" means accounting principles generally accepted at the relevant time in Canada, and where the "CICA Handbook", as amended from time to time, or any successor publication published by the Canadian Institute of Chartered Accountants, contains (i) a single recommendation as to treatment of a matter, such recommendation shall constitute GAAP and generally accepted accounting principles herein, or (ii) more than one recommendation as to treatment of a matter, any of such recommendations shall constitute GAAP and generally accepted accounting principles herein.

            "Closing" means the closing of the transactions contemplated by
Section 1.04.

            "Closing Date" means the date of the Closing.

            "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "Common Stock" means the common stock, par value $1.00 per share, of the Company.

            "Company" has the meaning ascribed to it in the forepart of this Agreement.

            "Contingent Shares" shall have the meaning ascribed to it in Section 1.03(b).

            "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

            "Controlling Stockholders" shall mean David Rosenvall, Jordi MacDonald and Clint McKinlay.

            "Disclosure Schedule" means the record delivered to Purchaser by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers pursuant to this Agreement.

            "Employment Agreement" has the meaning ascribed to it in Section
4.11.

            "Exchangeable Shares" has the meaning ascribed to it in Section
1.02.

            "Financial Statements" means the financial statements of the Company delivered to Purchaser pursuant to Section 2.08.

            "GAAP" means the United States generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

            "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

            "Indemnified Party" means any Person claiming indemnification under any provision of Article VIII.

            "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII.

            "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

            "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company or any Subsidiary and issued by any Person other than the Company (other than trade receivables generated in the ordinary course of business of the Company).

            "IRS" means the United States Internal Revenue Service.

            "Knowledge" or "Known" means the knowledge of the referenced party.

            "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

            "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

            "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

            "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

            "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

            "NetGateway Financial Statements" means the financial statements of NetGateway delivered to the Selling Stockholders pursuant to Section 4.08.

            "NetGateway Shares" shall have the meaning ascribed to it in Section
1.02 hereof.

            "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

            "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

            "Paying Account" shall have the meaning ascribed to it in Section
1.03 (b).

            "Percentage Interest" shall mean the percentage interest of a Selling Stockholder which is equal to the number of Shares owned by such Selling Stockholder divided by the total number of shares purchased by the Purchaser hereunder.

            "Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with Canadian GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of the Company or any Subsidiary.

            "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

            "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

            "Purchase Price" has the meaning ascribed to it in Section 1.02.

            "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

            "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents, shareholders and Affiliates.

            "Representatives" has the meaning ascribed to it in Section 5.02.

            "Selling Stockholders" shall have the meaning ascribed to it in the preamble of this Agreement.

            "Shares" has the meaning ascribed to it in the forepart of this Agreement.

            "Subsidiary" means any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person.

            "Taxes" means any tax, fee, levy, charge, or other amount assessed by or payable to any Governmental or Regulatory Authority, including without limitation any interest, penalty, or other amount related thereto.

            "Vested Shares" shall have the meaning ascribed to it in Section 1.03(b).

            (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company or a Subsidiary. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP or Canadian GAAP, as applicable.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

      If to Seller, addressed to:

            Spartan Multimedia, Inc.
            26 Rocky Ridge Landing NW
            Calgary, Alberta Canada T3G 4E5

      With a copy to:

            Tingle & Associates
            Suite 1250 Standard Life Building
            639-5th Avenue S.W.
            Calgary, Alberta
            TRP 0M9
            Attn: Bryce C. Tingle
            Facsimile: (403) 571-8008

      If to Purchaser or NetGateway, addressed to:

            NetGateway, Inc.
            300 Oceangate, 5th Floor
            Long Beach, CA 90802
            Attn:  Don  Corliss, Jr., President
            Fax:  (562) 308-0021

      With a copy to:

            Nida & Maloney, P.C.
            800 Anacapa Street
            Santa Barbara, CA  93101
            Attn: C. Thomas Hopkins, Esq.
            Fax:  (805) 568-1955

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon i, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

            11.02 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation that certain letter agreement between the parties dated October 30, 1998 and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

            11.03 Expenses. Within thirty (30) days of the Closing, Purchaser shall reimburse the Selling Stockholders for their reasonable expenses incurred in consummating the transactions contemplated herein; provided, however, that Purchaser shall only be obligated to reimburse the Selling Stockholders for up to an aggregate of Twenty-Five Thousand Dollars ($25,000.00) and the any such expenses must be approved by Purchasers prior to their being incurred. Except for the foregoing, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and the Selling Stockholders shall pay the costs and expenses of the Company, incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby.

            11.04 Public Announcements. At all times at or before the Closing, the Selling Stockholders and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom the Company sells goods or provides services or with whom the Company otherwise has significant business relationships, with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Purchaser may without obtaining the Selling Stockholders' approval, issue one or more press releases following the Closing announcing the consummation of the transactions contemplated by this Agreement.

            11.05. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or
(c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Company furnished by Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

            11.06 Section 85. Purchaser and the Company shall, at the written request of the Selling Stockholders, exercise jointly with the Selling Stockholders, an election in the form prescribed for the purposes of Section 85 of the Income Tax Act (Canada).

            11.07 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

            11.08 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

            11.09 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.

            11.10 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Notwithstanding this Section 11,09 and the restrictions set forth in

Section 1.02 hereof, in the event of a Selling Stockholder's death, all right, title and interest of Sellers in the Exchangeable Shares may be transferred to a successor or assign of such Selling Stockholder (or by operation of intestate laws).

            11.11 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

            11.12 Consent to Jurisdiction and Service of Process. Subject to the provisions of Section 9.06, each party hereby irrevocably submits to the non-exclusive jurisdiction of the federal and state courts located in Los Angeles, California in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of California other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction.

            11.13 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

            11.14 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

            11.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Purchaser or its counsel and the Purchaser or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

            11.16 Registration Rights; Additional NetGateway Obligation. As an additional condition to the Closing, the parties shall enter into the Registration Rights Agreement attached hereto as Exhibit L. In the event that Purchaser is unable for any reason to retract the Exchangeable Shares as contemplated by Article 5 of the Purchaser's Articles of Incorporation, then if requested in writing by the Selling Stockholders, NetGateway will pay the Retraction Price (as defined in such Articles) directly to the Selling Stockholders.

                         [Signatures on following page]

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

PURCHASER:                          STORESONLINE.COM LTD.,
                                    an Alberta corporation

                                    By: /s/ Donald M. Corliss, Jr.
                                       ------------------------------------
                                       Name:  Donald M. Corliss, Jr.
                                       Title: President


NETGATEWAY:                         NETGATEWAY, INC.,
                                    a Nevada corporation

                                    By: /s/ Donald M. Corliss, Jr.
                                       ------------------------------------
                                       Name:  Donald M. Corliss, Jr.
                                       Title: President

                                    /s/ David Rosenvall
SELLING STOCKHOLDERS                ---------------------------------------
                                    David Rosenvall

                                    /s/ Jordi MacDonald
                                    ---------------------------------------
                                    Jordi MacDonald

                                    /s/ Clint McKinlay
                                    ---------------------------------------
                                    Clint McKinlay

                                    /s/ Shawn Abbot
                                    ---------------------------------------
                                    Shawn Abbot

                                    /s/ Dan Freedman
                                    ---------------------------------------
                                    Dan Freedman

                                    /s/ Cani Services Inc.
                                    ---------------------------------------
                                    Cani Services Inc.

                                    /s/ Gerald W. Moore
                                    ---------------------------------------
                                    Gerald W. Moore

                                    /s/ Ed Warner
                                    ---------------------------------------
                                    Ed Warner

                                                                      DISCLOSURE
                                                                       SCHEDULE


Disclosure Schedule - [November 1, 1998]

4.01    Authority

4.02 Organization NetGateway is qualified to do business and in good standing in the state of California and is incorporated and in good standing in the state of Nevada.

4.03    Capital Stock

        None

4.03    Subsidiaries

        o   NetGateway, a Nevada corporation

        o   eKnowledge, a Nevada corporation

        o   StoresOnline.com, Inc., a California corporation

        o   StoresOnline.com, Ltd., a Canadian corporation

4.04    No Conflicts

        None

4.06    Governmental Approvals and Filings

        None

4.07    Books and Records

        None

4.08    (a) Financial Statements

        Unaudited financial statements of NetGateway for the period ended September 30, 1998.

4.09    Undisclosed Liabilities

        None

4.10    Legal Proceedings

        None

4.11    Compliance with Laws and Orders

        None

4.12    Employee Benefit and Compensation Plans

        o Compensation - cash plus options.

        o Medical, dental, and vision insurance coverage for each employee and one dependent are paid by NetGateway. Coverage for additional dependents is available at the employees' expense.

        o Sick Leave - 40 hours per calendar year. Sick leave cannot be carried into the following year and will not be paid out at the end of the year or upon termination of employment.

        o Vacation Leave - 80 hours per calendar year after 1 year of continuous employment.

4.13    Real Property

        NetGateway leases and occupies approximately 4,400 square feet of office space at 300 Oceangate, Suite 500, Long Beach, CA 90802.

4.14    Tangible Personal Property and Investment Assets

        Secured promissory note in the principal amount of $800,000 payable to NetGateway by Admor Memory Corporation.

4.15    Intellectual Property Rights

        o Applications for the trademarks, tradenames and service marks used in connection with NetGateway's business are pending

        o Prosoft Training License pursuant to which NetGateway has the non-exclusive right to reproduce and sell certain Prosoft courseware titles in the educational market [NetGateway is currently negotiating with Prosoft to give up its right to exclusivity in the educational market in consideration for the termination of its continuing obligations under this license]

        o Prosoft Training License pursuant to which NetGateway has the exclusive right to reproduce and sell certain Prosoft courseware titles in the federal government market

4.16    Insurance

        Name of Insurer:  Cigna
        Name of Insured:  NetGateway, Inc.
        Expiration Date:  01/22/99
        Annual Premium:   $20,000
        Payment Terms:    Monthly
        Type of Coverage: Computer related technology errors and omissions based on $10,000,000 limit.

        Name of Insurer:  Hartford Fire Insurance Company

        Name of Insured:  NetGateway, Inc.
        Expiration Date:  01/22/99
        Annual Premium:   $5,300
        Payment Terms:    Annual
        Type of Coverage: Comprehensive Business Liability including bodily injury and property damage liability. $1,000,000 each occurrence and $2,000,000 general aggregate.

4.17    Affiliate Transactions

        NetGateway resells the help desk support services of Action Call, a Limited Liability Company, which is owned by a member of NetGateway's Board of Directors

4.18    Employees; Labor Relations

        None

4.19    Powers of Attorney

        None

4.20    Brokers

        None

4.21    Taxes

        None

4.22    Accounts Receivable

        None

4.23    Disclosure

        None

4.24    Contracts

          o    Office Lease Agreement

          o    Employment Agreements

          o    Vendor Service Agreements

               -    Nida & Maloney - Legal
               -    KPMG Peat Marwick - Accounting
               -    BSMG Worldwide - Corporate Communications
               -    North Coast Capital - Consulting
               -    Burchmont Equities Group - Consulting
               -    DeMonte Associates - Investor Relations

               -    PaymentNet Inc. - Payment Processing

          o    Customer Contracts

               -    Admor Memory Corp.
               -    Westin Bonaventure Hotel
               -    ImageOne
               -    Satisbuy
               -    JD Power & Associates
               -    Advanced Business Graphics

          o Agreements Related to the Acquisition of Assets or Intellectual Property

               - NetGateway transferred 400,000 shares of NetGateway common stock to Digital Genesis, a Limited Liability Company ("Digital Genesis"), in consideration for substantially all of the assets of Digital Genesis
               - NetGateway transferred 35,000 shares of NetGateway common stock to Shopping Planet, in consideration for the rights to certain software developed by Shopping Planet and the services of an employee on a consultancy basis

4.25    Licenses

          o    Prosoft Educational Training License

          o    Prosoft Government Training License

          o    Microsoft Certification

                                                                       EXHIBIT D


                          PLEDGE AND SECURITY AGREEMENT

            THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of November 1, 1998 by and among the individuals listed on the signature pages hereto (the "Selling Stockholders"), STORESONLINE.COM LTD., an Alberta corporation ("Buyer") and NETGATEWAY, INC., a Nevada corporation ("NetGateway").

                                 R E C I T A L S

            WHEREAS, the Selling Stockholders, NetGateway and Buyer have entered into the Stock Purchase Agreement dated as of November 1, 1998 (the "Stock Purchase Agreement");

            WHEREAS, in connection with the consummation of the Stock Purchase Agreement, the Selling Stockholders will be entitled to receive, subject to adjustment as provided therein, up to 260,000 restricted Exchangeable Shares of Buyer (referred to herein as the "Shares"); and

            WHEREAS, pursuant to the Stock Purchase Agreement, the Selling Stockholders hereby agree to pledge the Shares as security for their indemnification obligations under the Stock Purchase Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows

Section 1. Definitions and Interpretation

      Section 1.01. Certain Defined Terms. Capitalized terms used herein without definition shall have the meanings set forth in the Stock Purchase Agreement. In addition, the following terms shall have the following meanings under this
Agreement:

            "Collateral" shall have the meaning assigned to that term in Section 2.01.

            "Collateral Account" shall have the meaning assigned to that term in
Section 3.01.

            "Obligations" shall mean collectively:

                  (i) All obligations, covenants, agreements, and liabilities of the Selling Stockholders to Buyer, in connection with the Stock Purchase Agreement or any Exhibits thereto;

                  (ii) Any and all other indebtedness of the Selling Stockholders to Buyer now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising;

                  (iii) All obligations of the Selling Stockholders under this Agreement; and

                  (iv) Any extensions or renewals of all such obligations described in clauses (i) through (iii) above, whether or not any extension agreements or renewal instruments are executed.

            "Pledged Stock" shall have the meaning assigned to that term in
Section 2.01(A).

            "Stock Collateral" shall have the meaning assigned to that term in
Section 2.01(A).

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

      Section 1.02. Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing any gender include the others; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments; and references to persons and entities include their respective permitted successors and assigns.

Section 2. Collateral

      Section 2.01. Grant. As security for the full and prompt payment and faithful performance of the Obligations, the Selling Stockholders hereby absolutely and unconditionally PLEDGE, HYPOTHECATE, TRANSFER, ASSIGN, SET OVER AND DELIVER to Buyer, for the benefit of Buyer and grant to Buyer, for the same benefit, a continuing security interest in all of the Selling Stockholders' right, title and interest in and to the following property, whether now owned or hereafter acquired by the Selling Stockholders and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

            (A) (i) all of the Shares represented by the certificates therefor and all other Shares of capital stock of whatever class of the Buyer or NetGateway, now owned or hereafter acquired by the Selling Stockholders, including the NetGateway common stock for which the Shares are exchangeable, together with, in each case, the certificates representing the same (collectively, the "Pledged Stock"); and

                  (ii) all shares, monies or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and any and all other rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock (collectively, and together with the property described in clause (i) above, the "Stock Collateral").

            (B) to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of the Selling Stockholders or any computer bureau or service Buyer from time to time acting for the Selling Stockholders; and

            (C) all proceeds and products of and to any of the property of the Selling Stockholders described in clause (A) of this Section 2.01.

      Section 2.02. Perfection. Concurrently with the execution and delivery of this Agreement, the Selling Stockholders shall (i) deliver to Buyer all certificates for the Shares, accompanied by undated stock powers duly executed in blank and (ii) take all such other reasonable actions as shall be necessary or as Buyer may request to perfect and establish the priority of the liens granted by this Agreement.

      Section 2.03. Preservation and Protection of Security Interests. The Selling Stockholders shall:

            (A) upon the acquisition after the date hereof by the Selling Stockholders of any Stock Collateral, promptly notify Buyer in writing of such acquisition and either (i) transfer and deliver to Buyer all such Stock Collateral (together with any certificates representing such Stock Collateral duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (ii) take such other action as Buyer shall deem necessary or appropriate to perfect, and establish the priority of, the liens granted by this Agreement in such Stock Collateral; and

            (B) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as Buyer may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the liens granted by this Agreement or to enable Buyer to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such liens, including causing any or all of the Stock Collateral to be transferred of record into the name of Buyer or its nominee (and Buyer agrees that if any Stock Collateral is transferred into its name or the name of its nominee, Buyer will thereafter promptly give to the Selling Stockholders copies of any notices and communications received by it with respect to the Stock Collateral pledged by the Selling Stockholders).

      Section 2.04. Attorney-in-Fact. Subject to the rights of the Selling Stockholders under Section 2.05, Buyer is hereby appointed the attorney-in-fact of the Selling Stockholders for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Buyer may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority of the liens granted by this Agreement and, following any default of the Obligations, to exercise its rights, remedies, powers and privileges under this Agreement, and to transfer the Collateral and to collect the proceeds thereof. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Buyer shall be entitled under this Agreement upon the occurrence and continuation of any default under the Obligations until such default is timely cured (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any drafts, instruments, documents and chattel paper in connection with clause (i) above; (iii) to file any claims or take any action or proceeding that Buyer may deem necessary or advisable for the collection of all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under
Section 5, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral.

      Section 2.05. Special Provisions Relating to Stock Collateral.

            (A) So long as no default of the Obligations shall have occurred and be continuing, the Selling Stockholders shall have the right to exercise any voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms of the Stock Purchase Agreement or any of the documents related thereto, provided that the Selling Stockholders agree that they will not vote the Stock Collateral in any manner that is inconsistent with the terms hereof or of the Stock Purchase Agreement or any of the documents related thereto; and Buyer shall, at the Selling Stockholders' expense, execute and deliver to the Selling Stockholders or cause to be executed and delivered to the Selling Stockholders any such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Selling Stockholders may reasonably request for the purpose of enabling the Selling Stockholders to exercise any rights and powers which they are entitled to exercise pursuant to this Section 2.05(A).

            (B) So long as no default of the Obligations shall have occurred and be continuing, the Selling Stockholders shall be entitled to receive and retain any dividends on the Stock Collateral paid in cash out of earned surplus.

            (C) If any default of the Obligations shall have occurred and be continuing, all dividends and other distributions on the Stock Collateral shall be paid directly to Buyer and retained by it, and, if Buyer shall so request, the Selling Stockholders agree to execute and deliver to Buyer appropriate additional dividend, distribution and other orders and instruments to that end.

      Section 2.06. Rights and Obligations. No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Selling Stockholders to sell or otherwise dispose of any Collateral.

      Section 2.07. Termination. This Agreement shall terminate one (1) year from the Closing Date of the Stock Purchase Agreement, provided, that, Buyer has no claims pending with respect to the Stock Purchase Agreement, any document related thereto, or any of the Obligations and Buyer shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the Selling Stockholders. The obligations of the Selling Stockholders under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Selling Stockholders or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Obligations) in respect of all or any part of the Obligations is rescinded or must be otherwise restored by any holder of such Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise, and the Selling Stockholders agree that they will indemnify Buyer on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Buyer in connection with such rescission or restoration.

      Section 3. Representations and Warranties

            As of the date hereof, the Selling Stockholders, jointly and severally, represent and warrant to Buyer:

      Section 3.01 Title. Each Selling Stockholder is the sole beneficial owner of the Collateral in which he purports to grant a lien pursuant to this Agreement, and such Collateral is free and clear of all liens (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person). The liens granted by this Agreement in favor of Buyer for the benefit of Buyer have attached and constitute a perfected security interest in all of such Collateral prior to all other liens.

      Section 3.02. Pledged Stock.

            (A) Except as set forth herein and in the Support Agreement entered into among the parties on the date hereof, none of such Pledged Stock is subject to any contractual restriction.

            (B) After giving effect to the transactions contemplated by the Stock Purchase Agreement, as of the Closing Date, the Pledged Stock constitutes all of the issued and outstanding Shares of capital stock of all classes of the Buyer or NetGateway beneficially owned by the Selling Stockholders on the date hereof (whether or not registered in the name of any Selling Stockholder).

      Section 4. Covenants.

            Section 4.01. Sales and Other Liens. Without the prior written consent of Buyer, the Selling Stockholders shall not assign, sell, transfer, pledge, encumber or dispose of any

Collateral, create, incur, assume or suffer to exist any lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral;

      Section 4.02. Further Assurances. The Selling Stockholders agree that, from time to time upon the written request of Buyer, the Selling Stockholders will execute and deliver such further documents and do such other acts and things as Buyer may reasonably request in order to fully effect the purposes of this Agreement.

      Section 5. Remedies

      Section 5.01. Events of Default, Etc. If any default of the Obligations shall have occurred and be continuing: (A) Buyer in its discretion may, in its name or in the name of any Selling Stockholders or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so; (B) Buyer in its discretion may, upon ten business days prior written notice to the Selling Stockholders of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of Buyer or its agents, sell or otherwise dispose of all or any part of such Collateral, at such place or places as Buyer deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and Buyer or any other Person may be the Buyer or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Selling Stockholders, or any such demand, notice and right or equity being hereby expressly waived and released. Buyer may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and (C) Buyer shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a Buyer under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a Buyer is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Buyer were the sole and absolute owner of the Collateral (and the Selling Stockholders agree to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 5.01 shall be applied in accordance with
Section 5.04.

      Section 5.02. Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 5 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Obligations, the Selling Stockholders shall remain liable for any deficiency to the extent and only to the extent the Selling Stockholders shall otherwise be liable for such Obligations.

      Section 5.03. Private Sale. Buyer shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 5 conducted in a commercially reasonable manner. The Selling Stockholders hereby waive any claims against Buyer arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Buyer accepts the first offer received and does not offer the Collateral to more than one offered. The Selling Stockholders recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and other applicable Shares laws, Buyer may be compelled, with respect to any sale of all or any part of the Collateral, to limit Buyers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Selling Stockholders acknowledge that any such private sales may be at prices and on terms less favorable to Buyer than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Buyer shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective issuer of such Collateral to register it for public sale.

      Section 5.04. Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 5.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under this Section 5 or this Section 5, shall be applied by Buyer:

            First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of Buyer, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by Buyer in that connection;

            Next, to the payment in full of the remaining Obligations; and

            Finally, to the payment to the Selling Stockholders, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

            As used in this Section 5, "proceeds" of Collateral shall mean cash, shares and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Selling Stockholders or any issuer of, or account debtor or other obligor on, any of the Collateral.

      Section 6. Miscellaneous

      Section 6.01. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission, recognized overnight courier (carriage prepaid) or mail (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

            If to the Selling Stockholders, addressed to:

                  26 Rocky Ridge Landing NW
                  Calgary, Alberta Canada T3G 4E5

            With a copy to:

                  Tingle & Associates
                  Suite 1250 Standard Life Building
                  639-5th Avenue S.W.
                  Calgary, Alberta
                  TRP 0M9
                  Attn: Bryce C. Tingle
                  Facsimile: (403) 571-8008

            If to Buyer, addressed to:

                  NetGateway, Inc.
                  300 Oceangate, 5th Floor
                  Long Beach, CA 90802
                  Attn:  Donald M. Corliss, Jr., President
                  Fax : (562) 308-0021

            With a copy to:

                  Nida & Maloney, P.C.
                  800 Anacapa Street
                  Santa Barbara, CA  93101
                  Attn: C.  Thomas Hopkins, Esq.
                  Fax:  (805) 568-1955

      Section 6.02. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

      Section 6.03. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

      Section 6.04. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      Section 6.05. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      Section 6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of California applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

      Section 6.07. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to Buyer or its counsel and Buyer or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

      Section 6.08. Dispute Resolution. Any dispute under this Pledge and Security Agreement shall be submitted to arbitration in accordance with the Stock Purchase Agreement.

                           [Signature Page to Follow]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

BUYER:

STORESONLINE.COM,
an Alberta corporation

By: ____________________________
    Name:
   Title:


NETGATEWAY, INC.,
A Nevada corporation

By: ____________________________


THE SELLING STOCKHOLDERS:

________________________________
David Rosenvall

________________________________
Jordi MacDonald

________________________________
Clint McKinlay

________________________________
Name:

________________________________
Name:

________________________________
Name:

________________________________
Name:

________________________________
Name:

                                                                       EXHIBIT E


                              EMPLOYMENT AGREEMENT

            This AGREEMENT is made and entered into as of this 1st day of November, 1998, between StoresOnline.com Ltd., an Alberta corporation (the "Company") and David Rosenvall (the "Executive").

            WHEREAS, NetGateway, Inc. ("NetGateway") and the shareholders of Spartan Multimedia, Inc. ("Spartan") have entered into a Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement"); and

            WHEREAS, as a condition precedent to the consummation of the Stock Purchase Agreement, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to accept such employment and to enter into the Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

      1. Definitions.

            All terms not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreement.

            (a) "Affiliate" shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more or which owns, directly or indirectly, an equity interest of 50% in the Company.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) "Cause" shall mean (i) the Executive is convicted of a felony involving moral turpitude, (ii) the Executive, in carrying out his duties under this Agreement, is guilty of continued willful gross neglect or continued willful gross misconduct resulting, in either case, in material economic harm to the Company, unless such act, or failure to act, was believed by the Executive in good faith to be in the best interests of the Company or any Affiliate, (iii) the breach by Executive of Sections 8, 9 or 10 hereof, or (iv) any other action or inaction that a court of competent jurisdiction in Alberta has deemed or deems to be just cause for termination.

            (d) "Confidential Information" shall mean all nonpublic information respecting the Company's business including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies and any other trade secrets. Confidential information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

            (e) "Disability" shall mean the Executive's inability to render, for 180 consecutive days, full and effective services hereunder by reason of permanent physical or mental disability, whether resulting from illness, accident or otherwise.

            (f) "Salary" shall mean the salary provided for in Section 3 of this Agreement or any adjusted salary granted to the Executive by the Board.

            (g) "Salary Continuation Period" shall mean the period after the termination of the Executive's employment pursuant to the terms of this Agreement during which the Executive is entitled to continued payment of the Salary.

            (h) "Term of this Agreement" shall mean that period of time specified in Section 2(b).

            (i) "Term of Employment" shall mean the period of the Executive's employment by the Company.

      2. Term of Agreement, Position and Duties.

            (a) The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for the Term of this Agreement in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

            (b) The term of this Agreement shall commence as of November __, 1998 and shall terminate upon the first to occur of (i) the termination of this Agreement as provided herein or (ii) three years from such date.

            (c) During the Term of this Agreement, the Executive shall be employed as President of the Company. During the time as he serves in this position, the Executive shall serve under the direction of and report directly to the Board of Directors of the Company. During the Term of Employment, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities hereunder and shall use his best efforts, skills and abilities to further the interests of the Company. Notwithstanding the foregoing, the Executive shall be entitled to complete any consulting agreements with third parties in effect on the date hereof and to consult on any other non-commercial matters, provided that such consulting does not materially adversely affect the performance of Executive's duties. During the Term of Employment, the Executive may not serve on the board of directors of any other business entities without the express written permission of the Board and subject to such limitations as may be imposed by the Board in granting such permission.

      3. Salary.

            During the Term of this Agreement, the Executive shall be paid a salary at the annual rates set forth below by the Company. Such salary shall be payable in accordance with the

Company's standard payroll practice and subject to the other provisions of this
Section 3. The Executive shall receive a salary at an annual rate of Forty Thousand Dollars ($40,000 USD) for the first ninety (90) days following the date hereof. Following such 90-day period, the Executive shall receive a salary at an annual rate of Sixty Thousand Dollars ($60,000 USD) (the "Pre-Profit Rate") until the Company is profitable. Once the Company is profitable, the Executive shall be entitled to receive a minimum salary at an annual rate of Eighty Thousand Dollars ($80,000.00 USD) or such portion thereof as can be paid out of the "profits" of the Company, but in no event less than the Pre-Profit Rate. Notwithstanding the foregoing, once the Company is profitable for two consecutive fiscal quarters, the Executive shall be entitled to receive a minimum annual salary of Eighty Thousand Dollars ($80,000 USD). Such salary shall be reviewed at least annually for adjustment. Subject to the other provisions of this Section 3, any adjustment shall be determined by the Board, in its sole discretion. For purposes hereof, "profits" shall be determined based on EBITDA in accordance with GAAP, and NetGateway, the Company's parent, will only charge the Company for expenses which are Company-specific and will not charge the Company for any of the general operating expenses of NetGateway. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred by the Executive in the performance of his duties in accordance with the Company's standard practices.

      4. Annual Bonus.

            During the Term of Employment, the Board may grant the Executive an annual bonus. The amount of such annual bonus, if any, shall be determined by the Board, in its sole discretion.

      5. Employee Benefit Programs.

            During the Term of this Agreement, the Executive shall be eligible to participate in employee benefit plans and programs available, from time to time, to all senior executives of the Company. Specifically, the Executive shall be entitled to the current annual vacation entitlement as set by the Board, but not less than 10 business days of vacation for each employment year with the Company. The Executive shall be entitled to a pro rata share of an annual accrual for fractional years of employment with the Company.

      6. Termination of Employment.

            (a) Termination Due to Death. In the event of the death of the Executive during the Term of this Agreement, this Agreement shall immediately terminate and the estate or other legal representative of the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time of the Executive's death, through the end of the month in which his death occurs; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his death, determined in accordance with the applicable terms and provisions of such programs.

            (b) Termination Due to Disability. The Company may terminate the Executive's employment due to the Disability of the Executive. In the event of such a termination of the Executive's employment due to Disability during the Term of this Agreement, this Agreement shall immediately terminate and the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time the Executive's Disability is deemed to have commenced, through the date on which he is terminated due to Disability; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Due to Disability, determined in accordance with the applicable terms and provisions of such programs.

            (c) Termination for Cause. The Executive's employment may be terminated immediately by the Company for Cause. In the event the Executive's employment is terminated for Cause during the Term of this Agreement, the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time of the Termination for Cause, through the date on which such Termination for Cause occurs; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of the Termination for Cause, determined in accordance with the applicable terms and provisions of such programs.

            (d) Termination Without Cause. The Executive's employment under this Agreement may be terminated without Cause, as provided in this subsection. "Termination Without Cause" shall mean a termination of the Executive's employment by the Company during the Term of this Agreement other than due to death, due to Disability or for Cause.

            In the event there is a Termination Without Cause of the Executive's employment, the Executive shall be entitled to:

                  (i) Salary at the rate in effect immediately prior to the Termination Without Cause, for a period which shall end upon the earlier of (x) the end of the ninth month following such termination of employment or (y) the Executive's reemployment in a position comparable to that which he held with the Company immediately prior to the termination of his employment ("Comparable Reemployment"), provided, however, any Salary due the Executive under this subsection shall be off-set by any compensation earned by the Executive in respect of reemployment other than Comparable Reemployment, or consulting services provided, during the Salary Continuation Period; and

                  (ii) for the length of the Salary Continuation Period, any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Without Cause, determined in accordance with the applicable terms and provisions of such programs; and

                  (iii) any bonus awarded but not yet paid at the time of Executive's Termination Without Cause.

provided, however, that if at any time during the Salary Continuation Period, the Company becomes aware of any action on the part of the Executive that would constitute grounds for termination of the Executive's employment by the Company for Cause, the Company shall be under no obligation to make any payments or provide any rights or other benefits due under this Agreement.

            Any payments received by the Executive under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive may have against the Company which are, in any way, related to the employment relationship between the Executive and the Company.

            (e) Contingent Shares. In the event that there is a Termination Without Cause of Executive's employment prior to the Third Anniversary Date, NetGateway shall be obligated to issue to Executive his Percentage Interest of any unissued Contingent Shares. The foregoing shall not apply in the event that Executive resigns or there is Termination for Cause. In such event, NetGateway's only obligation shall be to issue to Executive that portion of such Executive's Percentage Interest of the Contingent Shares to which Executive is entitled in accordance with Section 1.03 of the Stock Purchase Agreement.

      7. Indemnification.

            (a) The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (a "Proceeding"), he shall be indemnified by the Company to the fullest extent authorized by Alberta law, consistent with the Company's certificate of incorporation (or charter) and by-laws, against expenses, liabilities and losses reasonably incurred or suffered by the Executive in connection therewith; provided, however:

                  (i) written notice of such Proceeding is given promptly to the Company by the Executive;

                  (ii) the Company is permitted to participate in and assume the defense of such Proceeding; and

                  (iii) such liability results from the final judgment of a court of competent jurisdiction or, as a result of a settlement entered into with the prior written consent of the Company or is required (x) by such court as a bond, payment into escrow or similar payment, or (y) otherwise to forestall imminent attachment or similar process against any of the Executive's Stocks, and, provided further that the Company agrees to indemnify the Executive if he seeks indemnification in connection with a Proceeding (or part thereof) initiated by the Executive only if such Proceeding (or part thereof) was authorized by the Board.

            (b) Notwithstanding anything to the contrary in subsection (a) above, the Company shall be under no obligation to indemnify the Executive with respect to any act or acts of the Executive:

                  (i) in a knowing violation of any written agreement between the Executive and the Company;

                  (ii) for which a court, having jurisdiction in the matter, determines that indemnification is not lawful; or

                  (iii) which a court, having jurisdiction in the matter, determines to have been knowingly and fraudulently committed by the Executive or which is the result of willful misconduct by the Executive.

            (c) D&O Insurance. To the extent available on commercially reasonable terms, the Company agrees to obtain a directors and officers liability insurance policy covering the Executive and this policy shall be maintained and provide coverage that is reasonable in relation to the Executive's position during the Term of Employment.

      8. Covenant Not to Engage in Certain Acts.

            (a) During the Term of Employment, and for a period equal to the greater of (x) 12-months following the end of the Term of Employment or (y) the Salary Continuation Period, the Executive shall not, except when acting on behalf of the Company or an Affiliate:

                  (i) take any action to divert any business from the Company, or from any Affiliate, or any business which was under active consideration by the Company, or by any Affiliate, during the Term of Employment; or

                  (ii) induce customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company or any Affiliate.

The subsections of this Section are intended by the Parties as separate and divisible provisions and if, for any reason, any one of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision shall thereby be affected. It is the intention of the Parties that the restrictions on the Executive's future employment imposed by this Section be reasonable in duration. If an Alberta court shall find that the 12-month period set forth in the first paragraph hereof is unreasonable, then the parties agree that the provisions hereof shall be applicable for a period of nine (9) months. If such nine (9) month period shall be deemed unreasonable by an Alberta court, then the parties agree that the provisions hereof shall be applicable for a period of six (6) months.

      The Executive understands that the provisions of this Section may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he shall receive sufficient remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills and abilities, he does not believe would prevent him from earning a living.

            (b) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or any Affiliate, he shall not induce any person in the employment of the Company or any Affiliate to (i) terminate such employment, (ii) accept employment with anyone other than the Company or any Affiliate or (iii) interfere with the business of the Company or any Affiliate in any material manner.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      9. Inventions.

            (a) The Executive shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (including works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, techniques and data, whether or not patentable or otherwise capable of being protected and whether or not related to technical or commercial matters) which he may make, discover or devise (alone or in conjunction with others) either:

            (i) in the course of his normal duties (or of duties specifically assigned to him);

            (ii)  as a result of knowledge gained during his employment; or

            (iii) as a result of the use by the Executive of materials, equipment or facilities of the Company.

Subject to subsection (b) below, all such items shall become the absolute property of the Company without further payment and the Executive shall satisfy his obligation in this regard by presenting the same to the Company. The Executive hereby assigns any and all rights in such items to the Company. The Executive shall not at any time during the Term of Employment (except in the performance of his duties) or thereafter, disclose any such improvement, process, development, discovery or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company's expense), do all acts and things as the Company may reasonably require for obtaining any patent or other protection in respect thereof and vesting the same and all rights therein in the Company or as the Company may direct; provided that the above restriction shall not apply to any such improvement, process, development, discovery or invention which is or becomes generally available to the public other than as a result of disclosure by the Executive or by any person to whom he has made such disclosure.

            (b) In respect of any particular improvement, process, development, discovery or invention which is not covered by subsection (a) above, the Executive shall (before exploiting or disclosing the same or otherwise committing himself to a third party) discuss any such item with the Company. If the Executive shows, to the reasonable satisfaction of the Company, that any such item is not a corporate opportunity of the Company, then Executive shall be entitled thereafter to exploit or disclose such item.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement, including, without limitation, his obligation to do all acts and other things that the Company may reasonably require for obtaining any patent or other protection in respect of any improvement, process, development, discovery, or invention, and his obligation to disclose to the Company, immediately after the same is made, discovered or devised, any improvement, discovery or invention as provided in subsection (a) above.

      10. Covenants to Protect Confidential Information.

            (a) The Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, any Confidential Information.

            (b) Except as may be otherwise consented to in writing by the Company, the Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by the Executive in his possession or subject to his control at such time except that the Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      11. Remedy for Violation of Noncompetition, Confidential Information or Inventions Provisions.

            (a) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Sections 8, 9 or 10 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such section in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Sections 8, 9, or 10 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

            (b) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

            Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to provide payments or benefits pursuant to this
Section if, and to the extent, such payments or benefits would be nondeductible for Revenue Canada income tax purposes. Any determination to be made with respect to this clause shall be made by the Company's regular independent certified accountants.

      12. Withholding.

            Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

      13. Assignability; Binding Nature.

            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

      14. Representation.

            The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or organization.

      15. Mutual Intent.

            The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either Party and that no rule of strict construction shall be applied against either Party with respect to such ambiguity.

      16. Entire Agreement.

            This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

      17. Amendment or Waiver.

            No provision in this Agreement may be amended or waived unless such amendment or waiver is approved by the Board of Directors of the Company and set forth in a writing, signed by the Chairman of the Board of the Company. No waiver by the Company of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

      18. Severability.

            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      19. Survivorship.

            The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

      20. Governing Law/Jurisdiction.

            This Agreement shall be governed by and construed and interpreted in accordance with the laws of the province of Alberta. The Parties agree to submit exclusively to the jurisdiction of the courts of the province of Alberta with respect to any controversy, dispute or claim arising out of this Agreement.

      21. Notices.

            Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered (whether by telecopy or otherwise) or two days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

      If to the Company:

            NetGateway, Inc.
            300 Oceangate, 5th Floor
            Long Beach, CA 90802
            Attn:  Donald M. Corliss, Jr.

      With a copy to:

            Nida & Maloney, P.C.
            800 Anacapa Street
            Santa Barbara, California 93101
            Attn: C. Thomas Hopkins, Esq.

      If to the Executive:

            David Rosenvall

            __________________________________

            __________________________________

            __________________________________

      With a copy to:

            Tingle & Associates
            Suite 1250, Standard Life Building
            639-5th Avenue S.W.
            Calgary, Alberta T2P 0M9
            Attn:  Bryce C. Tingle, Esq.

      22. Headings.

            The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      23. Counterparts.

            This Agreement may be executed in two or more counterparts.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          STORESONLINE.COM LTD.

                                          By:________________________


                                          EXECUTIVE

                                          ___________________________
                                                David Rosenvall

                                                                       EXHIBIT F


                              EMPLOYMENT AGREEMENT

            This AGREEMENT is made and entered into as of this 1st day of November, 1998, between StoresOnline.com Ltd., an Alberta corporation (the "Company") and Jordi MacDonald (the "Executive").

            WHEREAS, NetGateway, Inc. ("NetGateway") and the shareholders of Spartan Multimedia, Inc. ("Spartan") have entered into a Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement"); and

            WHEREAS, as a condition precedent to the consummation of the Stock Purchase Agreement, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to accept such employment and to enter into the Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

      1. Definitions.

            All terms not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreement.

            (a) "Affiliate" shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more or which owns, directly or indirectly, an equity interest of 50% in the Company.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) "Cause" shall mean (i) the Executive is convicted of a felony involving moral turpitude, (ii) the Executive, in carrying out his duties under this Agreement, is guilty of continued willful gross neglect or continued willful gross misconduct resulting, in either case, in material economic harm to the Company, unless such act, or failure to act, was believed by the Executive in good faith to be in the best interests of the Company or any Affiliate, (iii) the breach by Executive of Sections 8, 9 or 10 hereof, or (iv) any other action or inaction that a court of competent jurisdiction in Alberta has deemed or deems to be just cause for termination.

            (d) "Confidential Information" shall mean all nonpublic information respecting the Company's business including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies and any other trade secrets. Confidential information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

            (e) "Disability" shall mean the Executive's inability to render, for 180 consecutive days, full and effective services hereunder by reason of permanent physical or mental disability, whether resulting from illness, accident or otherwise.

            (f) "Salary" shall mean the salary provided for in Section 3 of this Agreement or any adjusted salary granted to the Executive by the Board.

            (g) "Salary Continuation Period" shall mean the period after the termination of the Executive's employment pursuant to the terms of this Agreement during which the Executive is entitled to continued payment of the Salary.

            (h) "Term of this Agreement" shall mean that period of time specified in Section 2(b).

            (i) "Term of Employment" shall mean the period of the Executive's employment by the Company.

      2. Term of Agreement, Position and Duties.

            (a) The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for the Term of this Agreement in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

            (b) The term of this Agreement shall commence as of November __, 1998 and shall terminate upon the first to occur of (i) the termination of this Agreement as provided herein or (ii) three years from such date.

            (c) During the Term of this Agreement, the Executive shall be employed as Senior Vice President, Technology of the Company. During the time as he serves in this position, the Executive shall serve under the direction of and report directly to the President of the Company. During the Term of Employment, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities hereunder and shall use his best efforts, skills and abilities to further the interests of the Company. Notwithstanding the foregoing, the Executive shall be entitled to complete any consulting agreements with third parties in effect on the date hereof and to consult on any other non-commercial matters, provided that such consulting does not materially adversely affect the performance of Executive's duties. During the Term of Employment, the Executive may not serve on the board of directors of any other business entities without the express written permission of the Board and subject to such limitations as may be imposed by the Board in granting such permission.

      3. Salary.

            During the Term of this Agreement, the Executive shall be paid a salary at the annual rates set forth below by the Company. Such salary shall be payable in accordance with the

Company's standard payroll practice and subject to the other provisions of this
Section 3. The Executive shall receive a salary at an annual rate of Thirty-Seven Thousand Five Hundred Dollars ($37,500 USD) for the first ninety
(90) days following the date hereof. Following such 90-day period, the Executive shall receive a salary at an annual rate of Fifty-Six Thousand Two Hundred Fifty Dollars ($56,250 USD) (the Pre-Profit Rate") until the Company is profitable. Once the Company is profitable, the Executive shall be entitled to receive a minimum salary at an annual rate of Seventy-Five Thousand Dollars ($75,000.00
USD) or such portion thereof as can be paid out of the "profits" of the Company, but in no event less than the Pre-Profit Rate. Notwithstanding the foregoing, once the Company is profitable for two consecutive fiscal quarters, the Executive shall be entitled to receive a minimum annual salary of Seventy-Five Thousand Dollars ($75,000.00 USD). Such salary shall be reviewed at least annually for adjustment. Subject to the other provisions of this Section 3, any adjustment shall be determined by the Board, in its sole discretion. For purposes hereof, "profits" shall be determined based on EBITDA in accordance with GAAP, and NetGateway, the Company's parent, will only charge the Company for expenses which are Company-specific and will not charge the Company for any of the general operating expenses of NetGateway. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred by the Executive in the performance of his duties in accordance with the Company's standard practices.

      4. Annual Bonus.

            During the Term of Employment, the Board may grant the Executive an annual bonus. The amount of such annual bonus, if any, shall be determined by the Board, in its sole discretion.

      5. Employee Benefit Programs.

            During the Term of this Agreement, the Executive shall be eligible to participate in employee benefit plans and programs available, from time to time, to all senior executives of the Company. Specifically, the Executive shall be entitled to the current annual vacation entitlement as set by the Board, but not less than 10 business days of vacation for each employment year with the Company. The Executive shall be entitled to a pro rata share of an annual accrual for fractional years of employment with the Company.

      6. Termination of Employment.

            (a) Termination Due to Death. In the event of the death of the Executive during the Term of this Agreement, this Agreement shall immediately terminate and the estate or other legal representative of the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time of the Executive's death, through the end of the month in which his death occurs; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his death, determined in accordance with the applicable terms and provisions of such programs.

            (b) Termination Due to Disability. The Company may terminate the Executive's employment due to the Disability of the Executive. In the event of such a termination of the Executive's employment due to Disability during the Term of this Agreement, this Agreement shall immediately terminate and the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time the Executive's Disability is deemed to have commenced, through the date on which he is terminated due to Disability; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Due to Disability, determined in accordance with the applicable terms and provisions of such programs.

            (c) Termination for Cause. The Executive's employment may be terminated immediately by the Company for Cause. In the event the Executive's employment is terminated for Cause during the Term of this Agreement, the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time of the Termination for Cause, through the date on which such Termination for Cause occurs; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of the Termination for Cause, determined in accordance with the applicable terms and provisions of such programs.

            (d) Termination Without Cause. The Executive's employment under this Agreement may be terminated without Cause, as provided in this subsection. "Termination Without Cause" shall mean a termination of the Executive's employment by the Company during the Term of this Agreement other than due to death, due to Disability or for Cause.

            In the event there is a Termination Without Cause of the Executive's employment, the Executive shall be entitled to:

                  (i) Salary at the rate in effect immediately prior to the Termination Without Cause, for a period which shall end upon the earlier of (x) the end of the sixth month following such termination of employment or (y) the Executive's reemployment in a position comparable to that which he held with the Company immediately prior to the termination of his employment ("Comparable Reemployment"), provided, however, any Salary due the Executive under this subsection shall be off-set by any compensation earned by the Executive in respect of reemployment other than Comparable Reemployment, or consulting services provided, during the Salary Continuation Period; and

                  (ii) for the length of the Salary Continuation Period, any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Without Cause, determined in accordance with the applicable terms and provisions of such programs; and

                  (iii) any bonus awarded but not yet paid at the time of Executive's Termination Without Cause.

provided, however, that if at any time during the Salary Continuation Period, the Company becomes aware of any action on the part of the Executive that would constitute grounds for termination of the Executive's employment by the Company for Cause, the Company shall be under no obligation to make any payments or provide any rights or other benefits due under this Agreement.

            Any payments received by the Executive under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive may have against the Company which are, in any way, related to the employment relationship between the Executive and the Company.

            (e) Contingent Shares. In the event that there is a Termination Without Cause of Executive's employment prior to the Third Anniversary Date, NetGateway shall be obligated to issue to Executive his Percentage Interest of any unissued Contingent Shares. The foregoing shall not apply in the event that Executive resigns or there is Termination for Cause. In such event, NetGateway's only obligation shall be to issue to Executive that portion of such Executive's Percentage Interest of the Contingent Shares to which Executive is entitled in accordance with Section 1.03 of the Stock Purchase Agreement.

      7. Indemnification.

            (a) The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (a "Proceeding"), he shall be indemnified by the Company to the fullest extent authorized by Alberta law, consistent with the Company's certificate of incorporation (or charter) and by-laws, against expenses, liabilities and losses reasonably incurred or suffered by the Executive in connection therewith; provided, however:

                  (i) written notice of such Proceeding is given promptly to the Company by the Executive;

                  (ii) the Company is permitted to participate in and assume the defense of such Proceeding; and

                  (iii) such liability results from the final judgment of a court of competent jurisdiction or, as a result of a settlement entered into with the prior written consent of the Company or is required (x) by such court as a bond, payment into escrow or similar payment, or (y) otherwise to forestall imminent attachment or similar process against any of the Executive's Stocks, and, provided further that the Company agrees to indemnify the Executive if he seeks indemnification in connection with a Proceeding (or part thereof) initiated by the Executive only if such Proceeding (or part thereof) was authorized by the Board.

            (b) Notwithstanding anything to the contrary in subsection (a) above, the Company shall be under no obligation to indemnify the Executive with respect to any act or acts of the Executive:

                  (i) in a knowing violation of any written agreement between the Executive and the Company;

                  (ii) for which a court, having jurisdiction in the matter, determines that indemnification is not lawful; or

                  (iii) which a court, having jurisdiction in the matter, determines to have been knowingly and fraudulently committed by the Executive or which is the result of willful misconduct by the Executive.

            (c) D&O Insurance. To the extent available on commercially reasonable terms, the Company agrees to obtain a directors and officers liability insurance policy covering the Executive and this policy shall be maintained and provide coverage that is reasonable in relation to the Executive's position during the Term of Employment.

      8. Covenant Not to Engage in Certain Acts.

            (a) During the Term of Employment, and for a period equal to the greater of (x) 12-months following the end of the Term of Employment or (y) the Salary Continuation Period, the Executive shall not, except when acting on behalf of the Company or an Affiliate:

                  (i) take any action to divert any business from the Company, or from any Affiliate, or any business which was under active consideration by the Company, or by any Affiliate, during the Term of Employment; or

                  (ii) induce customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company or any Affiliate.

The subsections of this Section are intended by the Parties as separate and divisible provisions and if, for any reason, any one of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision shall thereby be affected. It is the intention of the Parties that the restrictions on the Executive's future employment imposed by this Section be reasonable in duration. If an Alberta court shall find that the 12-month period set forth in the first paragraph hereof is unreasonable, then the parties agree that the provisions hereof shall be applicable for a period of nine (9) months. If such nine (9) month period shall be deemed unreasonable by an Alberta court, then the parties agree that the provisions hereof shall be applicable for a period of six (6) months.

            The Executive understands that the provisions of this Section may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he shall receive sufficient remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills and abilities, he does not believe would prevent him from earning a living.

            (b) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or any Affiliate, he shall not induce any person in the employment of the Company or any Affiliate to (i) terminate such employment, (ii) accept employment with anyone other than the Company or any Affiliate or (iii) interfere with the business of the Company or any Affiliate in any material manner.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      9. Inventions.

            (a) The Executive shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (including works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, techniques and data, whether or not patentable or otherwise capable of being protected and whether or not related to technical or commercial matters) which he may make, discover or devise (alone or in conjunction with others) either:

            (i) in the course of his normal duties (or of duties specifically assigned to him);

            (ii)  as a result of knowledge gained during his employment; or

            (iii) as a result of the use by the Executive of materials, equipment or facilities of the Company.

Subject to subsection (b) below, all such items shall become the absolute property of the Company without further payment and the Executive shall satisfy his obligation in this regard by presenting the same to the Company. The Executive hereby assigns any and all rights in such items to the Company. The Executive shall not at any time during the Term of Employment (except in the performance of his duties) or thereafter, disclose any such improvement, process, development, discovery or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company's expense), do all acts and things as the Company may reasonably require for obtaining any patent or other protection in respect thereof and vesting the same and all rights therein in the Company or as the Company may direct; provided that the above restriction shall not apply to any such improvement, process, development, discovery or invention which is or becomes generally available to the public other than as a result of disclosure by the Executive or by any person to whom he has made such disclosure.

            (b) In respect of any particular improvement, process, development, discovery or invention which is not covered by subsection (a) above, the Executive shall (before exploiting or disclosing the same or otherwise committing himself to a third party) discuss any such item with the Company. If the Executive shows, to the reasonable satisfaction of the Company, that any such item is not a corporate opportunity of the Company, then Executive shall be entitled thereafter to exploit or disclose such item.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement, including, without limitation, his obligation to do all acts and other things that the Company may reasonably require for obtaining any patent or other protection in respect of any improvement, process, development, discovery, or invention, and his obligation to disclose to the Company, immediately after the same is made, discovered or devised, any improvement, discovery or invention as provided in subsection (a) above.

      10. Covenants to Protect Confidential Information.

            (a) The Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, any Confidential Information.

            (b) Except as may be otherwise consented to in writing by the Company, the Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by the Executive in his possession or subject to his control at such time except that the Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      11. Remedy for Violation of Noncompetition, Confidential Information or Inventions Provisions.

            (a) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Sections 8, 9 or 10 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such section in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Sections 8, 9, or 10 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

            (b) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

            Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to provide payments or benefits pursuant to this
Section if, and to the extent, such payments or benefits would be nondeductible for Revenue Canada income tax purposes. Any determination to be made with respect to this clause shall be made by the Company's regular independent certified accountants.

      12. Withholding.

            Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

      13. Assignability; Binding Nature.

            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

      14. Representation.

            The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or organization.

      15. Mutual Intent.

            The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either Party and that no rule of strict construction shall be applied against either Party with respect to such ambiguity.

      16. Entire Agreement.

            This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

      17. Amendment or Waiver.

            No provision in this Agreement may be amended or waived unless such amendment or waiver is approved by the Board of Directors of the Company and set forth in a writing, signed by the Chairman of the Board of the Company. No waiver by the Company of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

      18. Severability.

            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      19. Survivorship.

            The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

      20. Governing Law/Jurisdiction.

            This Agreement shall be governed by and construed and interpreted in accordance with the laws of the province of Alberta. The Parties agree to submit exclusively to the jurisdiction of the courts of the province of Alberta with respect to any controversy, dispute or claim arising out of this Agreement.

      21. Notices.

            Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered (whether by telecopy or otherwise) or two days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

      If to the Company:

            NetGateway, Inc.
            300 Oceangate, 5th Floor
            Long Beach, CA 90802
            Attn:  Donald M. Corliss, Jr.

      With a copy to:

            Nida & Maloney, P.C.
            800 Anacapa Street
            Santa Barbara, California 93101
            Attn: C. Thomas Hopkins, Esq.

      If to the Executive:

            Jordi MacDonald

            __________________________________

            __________________________________

            __________________________________

      With a copy to:

            Tingle & Associates
            Suite 1250, Standard Life Building
            639-5th Avenue S.W.
            Calgary, Alberta T2P 0M9
            Attn:  Bryce C. Tingle, Esq.

      22. Headings.

            The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      23. Counterparts.

            This Agreement may be executed in two or more counterparts.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          STORESONLINE.COM LTD.

                                          By:____________________________


                                          EXECUTIVE

                                          _______________________________
                                                   Jordi MacDonald

                                                                       EXHIBIT G


                              EMPLOYMENT AGREEMENT

            This AGREEMENT is made and entered into as of this 1st day of November, 1998, between StoresOnline.com, Inc., a California corporation (the "Company") and Clint McKinlay (the "Executive").

            WHEREAS, NetGateway, Inc. ("NetGateway") and the shareholders of Spartan Multimedia, Inc. ("Spartan") have entered into a Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement"); and

            WHEREAS, as a condition precedent to the consummation of the Stock Purchase Agreement, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (the "Agreement") and the Executive desires to accept such employment and to enter into the Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

      1. Definitions.

            All terms not otherwise defined herein shall have the meanings given such terms in the Stock Purchase Agreement.

            (a) "Affiliate" shall mean any corporation, partnership or other entity in which the Company owns, directly or indirectly, an equity interest of 50% or more or which owns, directly or indirectly, an equity interest of 50% in the Company.

            (b) "Board" shall mean the Board of Directors of the Company.

            (c) "Cause" shall mean (i) the Executive is convicted of a felony involving moral turpitude, (ii) the Executive, in carrying out his duties under this Agreement, is guilty of continued willful gross neglect or continued willful gross misconduct resulting, in either case, in material economic harm to the Company, unless such act, or failure to act, was believed by the Executive in good faith to be in the best interests of the Company or any Affiliate, (iii) the breach by Executive of Sections 8, 9 or 10 hereof, or (iv) any other action or inaction that a court of competent jurisdiction in Alberta has deemed or deems to be just cause for termination.

            (d) "Confidential Information" shall mean all nonpublic information respecting the Company's business including, but not limited to, its products, research and development, processes, customer lists, marketing plans and strategies and any other trade secrets. Confidential information does not include information that is, or becomes, available to the public unless such availability occurs through an unauthorized act on the part of the Executive.

            (e) "Disability" shall mean the Executive's inability to render, for 180 consecutive days, full and effective services hereunder by reason of permanent physical or mental disability, whether resulting from illness, accident or otherwise.

            (f) "Salary" shall mean the salary provided for in Section 3 of this Agreement or any adjusted salary granted to the Executive by the Board.

            (g) "Salary Continuation Period" shall mean the period after the termination of the Executive's employment pursuant to the terms of this Agreement during which the Executive is entitled to continued payment of the Salary.

            (h) "Term of this Agreement" shall mean that period of time specified in Section 2(b).

            (i) "Term of Employment" shall mean the period of the Executive's employment by the Company.

      2. Term of Agreement, Position and Duties.

            (a) The Company hereby employs the Executive and the Executive hereby accepts employment with the Company for the Term of this Agreement in the position and with the duties and responsibilities set forth below and upon such other terms and conditions as are hereinafter stated.

            (b) The term of this Agreement shall commence as of November __, 1998 and shall terminate upon the first to occur of (i) the termination of this Agreement as provided herein or (ii) three years from such date.

            (c) During the Term of this Agreement, the Executive shall be employed as Vice President, Marketing of the Company. During the time he serves in this position, the Executive shall serve under the direction of and report directly to the President of the Company's Affiliate, StoresOnline.com, Ltd., an Alberta corporation. During the Term of Employment, the Executive agrees to devote his full time and attention to carrying out his duties and responsibilities hereunder and shall use his best efforts, skills and abilities to further the interests of the Company. Notwithstanding the foregoing, the Executive shall be entitled to complete any consulting agreements with third parties in effect on the date hereof and to consult on any other non-commercial matters, provided that such consulting does not materially adversely affect the performance of Executive's duties. During the Term of Employment, the Executive may not serve on the board of directors of any other business entities without the express written permission of the Board and subject to such limitations as may be imposed by the Board in granting such permission.

      3. Salary.

            During the Term of this Agreement, the Executive shall be paid a salary at the annual rates set forth below by the Company. Such salary shall be payable in accordance with the Company's standard payroll practice and subject to the other provisions of this Section 3. The Executive shall receive a salary at an annual rate of Thirty-Seven Thousand Five Hundred Dollars ($37,500 USD) for the first ninety (90) days following the date hereof. Following such 90-day period, the Executive shall receive a salary at an annual rate of Fifty-Six Thousand Two Hundred Fifty Dollars ($56,250 USD) (the "Pre-Profit Rate") until the Company is profitable. Once the Company is profitable, the Executive shall be entitled to receive a minimum salary at an annual rate of Seventy-Five Thousand Dollars ($75,000.00 USD) or such portion thereof as can be paid out of the "profits" of the Company, but in no event less than the Pre-Profit Rate. Notwithstanding the foregoing, once the Company is profitable for two consecutive fiscal quarters, the Executive shall be entitled to receive a minimum annual salary of Seventy-Five Thousand Dollars ($75,000.00 USD). Such salary shall be reviewed at least annually for adjustment. Subject to the other provisions of this Section 3, any adjustment shall be determined by the Board, in its sole discretion. For purposes hereof, "profits" shall be determined based on EBITDA in accordance with GAAP, and NetGateway, the Company's parent, will only charge the Company for expenses which are Company-specific and will not charge the Company for any of the general operating expenses of NetGateway. The Company shall reimburse Executive for reasonable out-of-pocket expenses incurred by the Executive in the performance of his duties in accordance with the Company's standard practices.

      4. Annual Bonus.

            During the Term of Employment, the Board may grant the Executive an annual bonus. The amount of such annual bonus, if any, shall be determined by the Board, in its sole discretion.

      5. Employee Benefit Programs.

            During the Term of this Agreement, the Executive shall be eligible to participate in employee benefit plans and programs available, from time to time, to all senior executives of the Company. Specifically, the Executive shall be entitled to the current annual vacation entitlement as set by the Board, but not less than 10 business days of vacation for each employment year with the Company. The Executive shall be entitled to a pro rata share of an annual accrual for fractional years of employment with the Company.

      6. Termination of Employment.

            (a) Termination Due to Death. In the event of the death of the Executive during the Term of this Agreement, this Agreement shall immediately terminate and the estate or other legal representative of the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time of the Executive's death, through the end of the month in which his death occurs; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his death, determined in accordance with the applicable terms and provisions of such programs.

            (b) Termination Due to Disability. The Company may terminate the Executive's employment due to the Disability of the Executive. In the event of such a termination of the Executive's employment due to Disability during the Term of this Agreement, this Agreement shall immediately terminate and the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time the Executive's Disability is deemed to have commenced, through the date on which he is terminated due to Disability; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Due to Disability, determined in accordance with the applicable terms and provisions of such programs.

            (c) Termination for Cause. The Executive's employment may be terminated immediately by the Company for Cause. In the event the Executive's employment is terminated for Cause during the Term of this Agreement, the Executive shall be entitled to:

                  (i) Salary at the rate in effect at the time of the Termination for Cause, through the date on which such Termination for Cause occurs; and

                  (ii) any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of the Termination for Cause, determined in accordance with the applicable terms and provisions of such programs.

            (d) Termination Without Cause. The Executive's employment under this Agreement may be terminated without Cause, as provided in this subsection. "Termination Without Cause" shall mean a termination of the Executive's employment by the Company during the Term of this Agreement other than due to death, due to Disability or for Cause.

            In the event there is a Termination Without Cause of the Executive's employment, the Executive shall be entitled to:

                  (i) Salary at the rate in effect immediately prior to the Termination Without Cause, for a period which shall end upon the earlier of (x) the end of the sixth month following such termination of employment or (y) the Executive's reemployment in a position comparable to that which he held with the Company immediately prior to the termination of his employment ("Comparable Reemployment"), provided, however, any Salary due the Executive under this subsection shall be off-set by any compensation earned by the Executive in respect of reemployment other than Comparable Reemployment, or consulting services provided, during the Salary Continuation Period; and

                  (ii) for the length of the Salary Continuation Period, any other rights and benefits available under employee benefit programs of the Company in which the Executive was a participant at the time of his Termination Without Cause, determined in accordance with the applicable terms and provisions of such programs; and

                  (iii) any bonus awarded but not yet paid at the time of Executive's Termination Without Cause.

provided, however, that if at any time during the Salary Continuation Period, the Company becomes aware of any action on the part of the Executive that would constitute grounds for termination of the Executive's employment by the Company for Cause, the Company shall be under no obligation to make any payments or provide any rights or other benefits due under this Agreement.

            Any payments received by the Executive under this Agreement that are attributable to the termination of the Executive's employment shall be in full and complete satisfaction of any and all claims the Executive may have against the Company which are, in any way, related to the employment relationship between the Executive and the Company.

            (e) Contingent Shares. In the event that there is a Termination Without Cause of Executive's employment prior to the Third Anniversary Date, NetGateway shall be obligated to issue to Executive his Percentage Interest of any unissued Contingent Shares. The foregoing shall not apply in the event that Executive resigns or there is Termination for Cause. In such event, NetGateway's only obligation shall be to issue to Executive that portion of such Executive's Percentage Interest of the Contingent Shares to which Executive is entitled in accordance with Section 1.03 of the Stock Purchase Agreement.

      7. Indemnification.

            (a) The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Company (a "Proceeding"), he shall be indemnified by the Company to the fullest extent authorized by Alberta law, consistent with the Company's certificate of incorporation (or charter) and by-laws, against expenses, liabilities and losses reasonably incurred or suffered by the Executive in connection therewith; provided, however:

                  (i) written notice of such Proceeding is given promptly to the Company by the Executive;

                  (ii) the Company is permitted to participate in and assume the defense of such Proceeding; and

                  (iii) such liability results from the final judgment of a court of competent jurisdiction or, as a result of a settlement entered into with the prior written consent of the Company or is required (x) by such court as a bond, payment into escrow or similar payment, or (y) otherwise to forestall imminent attachment or similar process against any of the Executive's Stocks, and, provided further that the Company agrees to indemnify the Executive if he seeks indemnification in connection with a Proceeding (or part thereof) initiated by the Executive only if such Proceeding (or part thereof) was authorized by the Board.

            (b) Notwithstanding anything to the contrary in subsection (a) above, the Company shall be under no obligation to indemnify the Executive with respect to any act or acts of the Executive:

                  (i) in a knowing violation of any written agreement between the Executive and the Company;

                  (ii) for which a court, having jurisdiction in the matter, determines that indemnification is not lawful; or

                  (iii) which a court, having jurisdiction in the matter, determines to have been knowingly and fraudulently committed by the Executive or which is the result of willful misconduct by the Executive.

            (c) D&O Insurance. To the extent available on commercially reasonable terms, the Company agrees to obtain a directors and officers liability insurance policy covering the Executive and this policy shall be maintained and provide coverage that is reasonable in relation to the Executive's position during the Term of Employment.

      8. Covenant Not to Engage in Certain Acts.

            (a) During the Term of Employment, and for a period equal to the greater of (x) 12-months following the end of the Term of Employment or (y) the Salary Continuation Period, the Executive shall not, except when acting on behalf of the Company or an Affiliate:

                  (i) take any action to divert any business from the Company, or from any Affiliate, or any business which was under active consideration by the Company, or by any Affiliate, during the Term of Employment; or

                  (ii) induce customers, suppliers, agents, franchisees or other persons under contract or franchise or otherwise doing business with the Company, to terminate, reduce or alter business with or from the Company or any Affiliate.

The subsections of this Section are intended by the Parties as separate and divisible provisions and if, for any reason, any one of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision shall thereby be affected. It is the intention of the Parties that the restrictions on the Executive's future employment imposed by this Section be reasonable in duration. If an Alberta court shall find that the 12-month period set forth in the first paragraph hereof is unreasonable, then the parties agree that the provisions hereof shall be applicable for a period of nine (9) months. If such nine (9) month period shall be deemed unreasonable by an Alberta court, then the parties agree that the provisions hereof shall be applicable for a period of six (6) months.

      The Executive understands that the provisions of this Section may limit his ability to earn a livelihood in a business similar to the business of the Company, but nevertheless believes that he shall receive sufficient remuneration and other benefits hereunder to justify the restrictions contained in such provisions which, given his education, skills and abilities, he does not believe would prevent him from earning a living.

            (b) The Executive agrees that for the Term of Employment and for the period described in subsection (a) above, except when acting on behalf of the Company or any Affiliate, he shall not induce any person in the employment of the Company or any Affiliate to (i) terminate such employment, (ii) accept employment with anyone other than the Company or any Affiliate or (iii) interfere with the business of the Company or any Affiliate in any material manner.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      9. Inventions.

            (a) The Executive shall, during the Term of Employment, disclose to the Company, immediately after the same is made, discovered or devised, any improvement, process, development, discovery or invention (including works of authorship, trade secrets, technology, computer programs, formulas, compositions, ideas, designs, techniques and data, whether or not patentable or otherwise capable of being protected and whether or not related to technical or commercial matters) which he may make, discover or devise (alone or in conjunction with others) either:

            (i) in the course of his normal duties (or of duties specifically assigned to him);

            (ii)  as a result of knowledge gained during his employment; or

            (iii) as a result of the use by the Executive of materials, equipment or facilities of the Company.

Subject to subsection (b) below, all such items shall become the absolute property of the Company without further payment and the Executive shall satisfy his obligation in this regard by presenting the same to the Company. The Executive hereby assigns any and all rights in such items to the Company. The Executive shall not at any time during the Term of Employment (except in the performance of his duties) or thereafter, disclose any such improvement, process, development, discovery or invention to any third party and, further, shall, if and whenever required so to do by the Company (at the Company's expense), do all acts and things as the Company may reasonably require for obtaining any patent or other protection in respect thereof and vesting the same and all rights therein in the Company or as the Company may direct; provided that the above restriction shall not apply to any such improvement, process, development, discovery or invention which is or becomes generally available to the public other than as a result of disclosure by the Executive or by any person to whom he has made such disclosure.

            (b) In respect of any particular improvement, process, development, discovery or invention which is not covered by subsection (a) above, the Executive shall (before exploiting or disclosing the same or otherwise committing himself to a third party) discuss any such item with the Company. If the Executive shows, to the reasonable satisfaction of the Company, that any such item is not a corporate opportunity of the Company, then Executive shall be entitled thereafter to exploit or disclose such item.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement, including, without limitation, his obligation to do all acts and other things that the Company may reasonably require for obtaining any patent or other protection in respect of any improvement, process, development, discovery, or invention, and his obligation to disclose to the Company, immediately after the same is made, discovered or devised, any improvement, discovery or invention as provided in subsection (a) above.

      10. Covenants to Protect Confidential Information.

            (a) The Executive shall not, during the Term of Employment or thereafter, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership or corporation, except while employed by the Company in the business of and for the benefit of the Company or when required to do so by a lawful order of a court of competent jurisdiction, any Confidential Information.

            (b) Except as may be otherwise consented to in writing by the Company, the Executive shall proffer to an appropriate officer of the Company, at the termination of his employment, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, cost information, customer lists, marketing plans and strategies, and any other documents containing any Confidential Information made or compiled by, or delivered or made available to, or otherwise obtained by the Executive in his possession or subject to his control at such time except that the Executive may proffer a legible copy, and retain the original, of any personal diary or personal notes.

            (c) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

      11. Remedy for Violation of Noncompetition, Confidential Information or Inventions Provisions.

            (a) The Executive acknowledges that the Company has no adequate remedy at law and would be irreparably harmed if the Executive breaches or threatens to breach the provisions of Sections 8, 9 or 10 above, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of any of those sections, and to specific performance of the terms of each of such section in addition to any other legal or equitable remedy it may have. The Executive further agrees that he shall not, in any equity proceeding involving him relating to the enforcement of Sections 8, 9, or 10 above, raise the defense that the Company has an adequate remedy at law. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

            (b) The Executive agrees that the provisions of this Section shall survive the termination of this Agreement.

            Notwithstanding anything herein to the contrary, in no event shall the Company be obligated to provide payments or benefits pursuant to this
Section if, and to the extent, such payments or benefits would be nondeductible for Revenue Canada income tax purposes. Any determination to be made with respect to this clause shall be made by the Company's regular independent certified accountants.

      12. Withholding.

            Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

      13. Assignability; Binding Nature.

            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits hereunder, which may be transferred only by will or operation of law and subject to the limitations of this Agreement.

      14. Representation.

            The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or organization.

      15. Mutual Intent.

            The language used in this Agreement is the language chosen by the Parties to express their mutual intent. The Parties agree that in the event that any language, section, clause, phrase or word used in this Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either Party and that no rule of strict construction shall be applied against either Party with respect to such ambiguity.

      16. Entire Agreement.

            This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

      17. Amendment or Waiver.

            No provision in this Agreement may be amended or waived unless such amendment or waiver is approved by the Board of Directors of the Company and set forth in a writing, signed by the Chairman of the Board of the Company. No waiver by the Company of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

      18. Severability.

            In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

      19. Survivorship.

            The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section are in addition to the survivorship provisions of any other section of this Agreement.

      20. Governing Law/Jurisdiction.

            This Agreement shall be governed by and construed and interpreted in accordance with the laws of the province of Alberta. The Parties agree to submit exclusively to the jurisdiction of the courts of the province of Alberta with respect to any controversy, dispute or claim arising out of this Agreement.

      21. Notices.

            Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered (whether by telecopy or otherwise) or two days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

      If to the Company:

            NetGateway, Inc.
            300 Oceangate, 5th Floor
            Long Beach, CA 90802
            Attn:  Donald M. Corliss, Jr.

      With a copy to:

            Nida & Maloney, P.C.
            800 Anacapa Street
            Santa Barbara, California 93101
            Attn: C. Thomas Hopkins, Esq.

      If to the Executive:

            Clint McKinlay

            __________________________________

            __________________________________

            __________________________________

      With a copy to:

            Tingle & Associates
            Suite 1250, Standard Life Building
            639-5th Avenue S.W.
            Calgary, Alberta T2P 0M9
            Attn:  Bryce C. Tingle, Esq.

      22. Headings.

            The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

      23. Counterparts.

            This Agreement may be executed in two or more counterparts.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                          STORESONLINE.COM, INC.

                                          By:________________________


                                          EXECUTIVE

                                          ____________________________
                                                Clint McKinlay

                                                                       EXHIBIT H

        [Form of Opinion of Counsel to Company and Selling Stockholders]

[Name and Address of Purchaser]

Ladies and Gentlemen:

            We have acted as counsel to Spartan Multimedia, Inc., an Alberta corporation (the "Company") and all the shareholders thereof (the "Selling Stockholders"), in connection with the Stock Purchase Agreement dated as of November ___, 1998 (the "Stock Purchase Agreement"), by and between the Selling Stockholders, StoresOnline.com Ltd., an Alberta corporation, and NetGateway, Inc., a Nevada corporation and the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Stock Purchase Agreement.

            In rendering the opinions expressed below, we have examined (a) the Stock Purchase Agreement and (b) such corporate records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of government officials and of the Company and the Selling Stockholders and upon representations and warranties made in or pursuant to the Stock Purchase Agreement.

            In rendering the opinions expressed below, we have assumed (other than as to the Selling Stockholders and the Company) that all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing, and having considered such questions of law as we deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

            1. The Selling Stockholders have full power and authority to execute and deliver the Stock Purchase Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

            2. The Stock Purchase Agreement has been duly and validly executed and delivered by the Selling Stockholders and constitutes a legal, valid and binding obligation of the Selling Stockholders, enforceable against the Selling Stockholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Stock Purchase Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

            3. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the province of Alberta, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. The Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions where the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by the Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by the Company, as the case may be, becoming qualified, licensed or admitted and in good standing.

            4. The authorized capital stock of the Company consists solely of ______ shares of Common Stock, of which only the Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. To our knowledge, except for the Stock Purchase Agreement, there are no outstanding Options with respect to the Company. The delivery of the certificate or certificates representing the Shares in the manner provided in
Section 1.04 of the Stock Purchase Agreement will transfer to Purchaser good and valid title to the Shares, free of any adverse claim.

            5. The Company does not have, nor has it ever had, any Subsidiaries.

            6. The execution, delivery and performance by the Selling Stockholders of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby did not and will not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Company, (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule or regulation, or of any other Law or Order known to us, applicable to the Selling Stockholders or the Company or any of their respective Assets and Properties or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under,
(iii) require the Selling Stockholders or the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon the Selling Stockholders or the Company or any of their respective Assets and Properties under, any Contract or License known to us to which the Selling Stockholders or the Company is a party or by which any of their respective Assets and Properties is bound.

               7. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of the Selling Stockholders or the Company is required in connection with the execution, delivery and performance of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby.

               8. There are no Actions or Proceedings pending or threatened against, relating to or affecting the Selling Stockholders, the Company or any of the Company's Assets and Properties which (a) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Stock Purchase Agreement, or (b) if determined adversely to the Selling Stockholders or the Company, could reasonably be expected, individually or in the aggregate with other such Actions or Proceedings, to have a material adverse effect on the Business or Condition of the Company.

               At the request of our clients, this opinion is being provided to you pursuant to Section 6.06 of the Stock Purchase Agreement, and this opinion may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Stock Purchase Agreement without, in each instance, our prior written consent.

                                    Very truly yours,

                                                                       EXHIBIT I

                                SUPPORT AGREEMENT

      MEMORANDUM OF AGREEMENT made as of the ____ day of December, 1998,

B E T W E E N:

            NETGATEWAY, INC., a corporation incorporated under the laws of the State of Nevada (hereinafter referred to as "NetGateway")

                                     - and -

            STORESONLINE.COM LTD., a corporation incorporated under the laws of the Province of Alberta and having its head and principal office located in the City of Calgary, in the Province of Alberta (hereinafter referred to as the "Corporation")

                                     - and -

            DAVID ROSENVALL, an individual resident in the City of Calgary, in the Province of Alberta ("Rosenvall")

                                     - and -

            JORDI MacDONALD, an individual resident in the City of Calgary, in the Province of Alberta ("MacDonald")

                                     - and -

            CLINT McKINLAY, an individual resident in the City of Calgary, in the Province of Alberta ("McKinlay")

                                     - and -

            (Rosenvall, MacDonald and McKinlay hereinafter referred to collectively as the "Shareholders")

      WHEREAS pursuant to the terms of the Stock Purchase Agreement dated concurrently herewith and between the parties hereto (the "Purchase Agreement"), the Shareholders have been issued Exchangeable Shares in the capital of the Corporation (the "Exchangeable Shares"); and

      WHEREAS the Articles of Incorporation of the Corporation dated December ___________, 1998 set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares; and

      WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby NetGateway will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of NetGateway Common Stock in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions.

      NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and in the Purchase Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 Interpretation not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                    ARTICLE 2
                 COVENANTS OF NETGATEWAY AND THE CORPORATION

1.5 Covenants of NetGateway Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, NetGateway will:

      (1) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of the Corporation, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of NetGateway Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

      (2) take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of NetGateway Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

      (3) not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of the Corporation nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Corporation.

1.6 Segregation of Funds. NetGateway will cause the Corporation to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable the Corporation to pay or otherwise satisfy the Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and use such funds, assets and other property so segregated exclusively for the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

1.7 Reservation of Shares of NetGateway Common Stock. NetGateway hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of NetGateway Common Stock (or other shares or securities into which NetGateway Common Stock may be reclassified or changed as contemplated by Section 2.6 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit the Corporation to meet its obligations hereunder, under the Exchangeable Share Provisions and under any other security or commitment pursuant to which NetGateway may now or hereafter be required to issue shares of NetGateway Common Stock.

1.8 Notification of Certain Events. In order to assist NetGateway to comply with its obligations hereunder, the Corporation will give NetGateway notice of each of the following events at the time set forth below:

      (1) in the event of any determination by the board of directors of the Corporation to institute voluntary liquidation, dissolution or winding-up proceedings with respect to the

            Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

      (2) immediately, upon the earlier of (i) receipt by the Corporation of notice of, and (ii) the Corporation otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of the Corporation or to effect any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

      (3) immediately, upon receipt by the Corporation of a Retraction Notice (as defined in the Exchangeable Share Provisions);

      (4) at least 70 days prior to any accelerated Automatic Redemption Date determined by the board of directors of the Corporation in accordance with the Exchangeable Share Provisions; and

      (5) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

1.9 Delivery of Shares of NetGateway Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires the Corporation to cause to be delivered shares of NetGateway Common Stock to any holder of Exchangeable Shares, NetGateway shall forthwith issue and deliver the requisite shares of NetGateway Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such shares of NetGateway Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim ("Encumbrances").

1.10  Equivalence.

      (1)   In the event that NetGateway:

            (1) issues or distributes shares of NetGateway Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of NetGateway Common Stock) to the holders of all or substantially all of the then outstanding NetGateway Common Stock by way of stock dividend or other distribution; or

            (2) issues or distributes rights, options or warrants to the holders of all or substantially all of the then outstanding shares of NetGateway Common Stock entitling them to subscribe for or to purchase shares of NetGateway

                  Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of NetGateway Common Stock); or

            (3) issues or distributes to the holders of all or substantially all of the then outstanding shares of NetGateway Common Stock
                  (A) shares or securities of NetGateway of any class other than NetGateway Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of NetGateway Common Stock), or (B) rights, options or warrants other than those referred to in subsection 2.6(a)(ii) above;

            then NetGateway shall cause the Corporation to simultaneously issue or distribute the equivalent on a per share basis of such rights, options, securities or shares to holders of the Exchangeable Shares and the Corporation shall issue or distribute such rights, options, securities or shares simultaneously to holders of the Exchangeable Shares.

      (2)   In the event that NetGateway:

            (1) subdivides, redivides or changes the then outstanding shares of NetGateway Common Stock into a greater number of shares of NetGateway Common Stock; or

            (2) reduces, combines or consolidates or changes the then outstanding shares of NetGateway Common Stock into a lesser number of shares of NetGateway Common Stock; or

            (3) reclassifies or otherwise changes the shares of NetGateway Common Stock or effects an amalgamation, merger, reorganization or other transaction affecting the shares of NetGateway Common Stock;

            then NetGateway shall simultaneously cause the Corporation to make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and the Corporation shall make the same or an equivalent change to, or in the rights of the holders of, the Exchangeable Shares.

      (3) NetGateway will ensure that the record date for any event referred to in subsection 2.6(a) or 2.6(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by NetGateway (with simultaneous notice thereof to be given by NetGateway to the Corporation).

1.11 Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to NetGateway Common Stock (an "Offer") is proposed by NetGateway or is proposed to NetGateway or its shareholders and is recommended by the board of directors of NetGateway, or is otherwise effected or to be effected with the consent or approval of the board of directors of NetGateway, NetGateway shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of NetGateway Common Stock, without discrimination.

1.12 Ownership of Outstanding Shares. Without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given by Special Resolution, NetGateway covenants and agrees that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than NetGateway or any of its Subsidiaries, NetGateway will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of the Corporation and all outstanding securities of the Corporation carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

1.13 Copies of Annual Financial Statements. NetGateway shall mail or caused to be mailed (or otherwise communicate in the same manner as NetGateway utilizes in communications to holders of NetGateway Common Stock) to each of the holders of Exchangeable Shares copies of all annual financial statements that are distributed to holders of shares of NetGateway Common Stock at the same time as such annual financial statements are first sent to holders of shares of NetGateway Common Stock.

1.14 Other Materials. Immediately after receipt by NetGateway or any shareholder of NetGateway of any material sent or given generally to the holders of NetGateway Common Stock by or on behalf of a third party including, without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), NetGateway shall use its best efforts to obtain and deliver to the holders of Exchangeable Shares copies thereof as soon as possible thereafter.

1.15 Due Performance. On and after the date hereof, NetGateway shall duly and timely perform all of its obligations that may arise upon the exercise of NetGateway's rights under the Exchangeable Share Provisions.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

1.16 Representations and Warranties of NetGateway. NetGateway hereby represents and warrants that:

      (1) NetGateway is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to enter into and perform its obligations under this Agreement;

      (2)   the execution, delivery and performance by NetGateway of this
            Agreement:

            (1) have been duly authorized by all necessary corporate action on the part of NetGateway;

            (2) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

            (3)   will not result in the violation of any law;

      (3) this Agreement has been duly executed and delivered by NetGateway and constitutes a legal, valid and binding obligation of NetGateway, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court; and

      (4) the shares of NetGateway Common Stock (or other shares or securities into which NetGateway Common Stock may be reclassified or changed as contemplated by Section 2.6 hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, shall, at the time of their issuance to the holders of Exchangeable Shares, be validly created, allotted and issued as fully paid and non-assessable shares and shall be issued to such holders free and clear of any Encumbrances.

1.17 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants that:

      (1) the Corporation is a corporation incorporated and existing under the laws of the Province of Alberta and has the corporate power and authority to enter into and perform its obligations under this Agreement;

      (2)   the execution, delivery and performance by the Corporation of this
            Agreement:

            (1) have been duly authorized by all necessary corporate action on the part of the Corporation;

            (2) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be affected; and

            (3)   will not result in the violation of any law; and

      (3) this Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court.

                                    ARTICLE 4
                              NETGATEWAY SUCCESSORS

1.18 Certain Requirements in Respect of Combination, etc. If NetGateway shall enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing company resulting therefrom, it shall ensure that such other person or continuing company (the "NetGateway Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the NetGateway Successor of liability for all monies payable and property deliverable hereunder, the covenant of such NetGateway Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of NetGateway under this Agreement.

1.19 Vesting of Powers in Successor. In the event that Section 4.1 hereof applies, then, upon the NetGateway Successor becoming bound by the terms of this Agreement by the operation of law or by the execution of an agreement supplemental hereto, the NetGateway Successor shall possess and from time to time may exercise each and every right and power of NetGateway under this Agreement in the name of NetGateway or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of NetGateway or any officers of NetGateway may be done and performed with like force and effect by the directors or officers of such NetGateway Successor.

1.20 Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger or combination of any subsidiary of NetGateway with or into NetGateway or the winding-up, liquidation or dissolution of any subsidiary of NetGateway provided that all of the assets of such subsidiary are transferred to NetGateway or another subsidiary of NetGateway, and any such transactions are expressly permitted by this Article 4.

                                    ARTICLE 5
                             LIQUIDATION CALL RIGHT

1.21 NetGateway shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than NetGateway and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by NetGateway to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"), which, as provided in this Section 5.1, shall be fully paid and satisfied by the delivery by or on behalf of NetGateway of the Exchangeable Share Consideration representing the Liquidation Call Purchase Price. In the event of the exercise of the Liquidation Call Right by NetGateway, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to NetGateway on the Liquidation Date on payment by NetGateway to the holder of the Liquidation Call Purchase Price for each such share. In connection with payment of the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price, NetGateway shall be entitled to liquidate some of the NetGateway Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

1.22 To exercise the Liquidation Call Right, NetGateway must notify the holders of Exchangeable Shares and the Corporation of NetGateway's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of the Corporation. The Corporation will notify the holders of Exchangeable Shares as to whether or not NetGateway has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by NetGateway. If NetGateway exercises the Liquidation Call Right, NetGateway will, on the Liquidation Date, purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price and all obligations of the Corporation under Section 5.1 of the Exchangeable Share Provisions shall terminate.

1.23 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, NetGateway shall, at its option, deposit or cause to be deposited, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price with the Corporation or in a custodial account with any chartered bank or trust company in Canada. Provided that such Exchangeable Share Consideration has been so deposited, on and after the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by NetGateway without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the NetGateway Common Stock delivered to it. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of NetGateway shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If NetGateway does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

                                    ARTICLE 6
                              REDEMPTION CALL RIGHT

1.24 NetGateway shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than NetGateway or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by NetGateway to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price") which, as provided in this Section 6.1, shall be fully paid and satisfied by the delivery by or on behalf of NetGateway of the Exchangeable Share Consideration representing the Redemption Call Purchase Price. In the event of the exercise of the Redemption Call Right by NetGateway, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to NetGateway on the Automatic Redemption Date on payment by NetGateway to the holder of the Redemption Call Purchase Price for each such share. In connection with payment of the Exchangeable Share Consideration representing the total Redemption Call Purchase Price, NetGateway shall be entitled to liquidate some of the NetGateway Common Stock that would be otherwise deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

1.25 To exercise the Redemption Call Right, NetGateway must notify the holders of Exchangeable Shares and the Corporation of NetGateway's intention to exercise such right at least 65 days before the Automatic Redemption Date. The Corporation will notify the holders of the Exchangeable Shares as to whether or not NetGateway has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by NetGateway. If NetGateway exercises the Redemption Call Right, NetGateway will, on the Automatic Redemption Date, purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price and all of the obligations of the Corporation under Section 7.1 of the Exchangeable Share Provisions shall terminate.

1.26 For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, NetGateway shall, at its option, deposit or cause to be deposited, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price with the Corporation or in a custodial account with any chartered bank or trust company in Canada. Provided that such Exchangeable Share Consideration has been so deposited, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by NetGateway upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the NetGateway Common Stock delivered to such holder. Upon surrender to the Corporation of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Alberta) and the by-laws of the Corporation and such additional documents and instruments as the Corporation may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Corporation on behalf of NetGateway shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If NetGateway does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

                                    ARTICLE 7
               DEEMED REPRESENTATION, WARRANTY AND ACKNOWLEDGMENT

1.27 Upon the issuance of any shares of NetGateway Common Stock to a holder of Exchangeable Shares and provided that such shares of NetGateway Common Stock have not been registered under the United States Securities Act of 1933, as amended, such holder shall be deemed to represent and warrant to NetGateway that it is acquiring the shares of NetGateway Common Stock for its own account for investment and not with a view to or in connection with any distribution or resale thereof.

1.28 Each holder of Exchangeable Shares shall be deemed to acknowledge that neither the Exchangeable Shares nor the shares of NetGateway Common Stock issuable in exchange therefor have been registered under the United States Securities Act of 1933, as amended, and that the Exchangeable Shares and the NetGateway Common Stock may be offered and sold by the holder thereof in the United States of America or to citizens or residents thereof only if such Exchangeable Shares or NetGateway Common Stock, as the case may be, have been registered under the United States Securities Act of 1933, as amended, or unless an exemption from registration is available.

                                    ARTICLE 8
                                     GENERAL

1.29 Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire

Exchangeable Shares) are held by any party other than NetGateway and any of its Subsidiaries.

1.30 Changes in Capital of NetGateway and the Corporation. At all times after the occurrence of any event effected pursuant to Section 2.6 or 2.7 hereof, as a result of which either NetGateway Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which NetGateway Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

1.31 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

1.32 Ministerial Amendments. The parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

      (1) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

      (2) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of the Corporation and NetGateway, it may be expedient to make, provided that each such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

      (3) making such changes or corrections which, on the advice of counsel to the Corporation and NetGateway, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of the Corporation and NetGateway shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

1.33 Meeting to Consider Amendments. the Corporation, at the request of NetGateway, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

1.34 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

1.35 Execution of Supplemental Agreements. From time to time the parties hereto may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver (by their proper officers, if applicable) agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

      (1) evidencing the succession of any NetGateway Successors to NetGateway and the covenants of and obligations assumed by each such NetGateway Successor in accordance with the provisions of Article 4;

      (2) making any additions to, deletions from or alterations of the provisions of this Agreement which, will not be prejudicial to the interests of the holders of Exchangeable Shares or are necessary or advisable in order to incorporate, reflect or comply with any legislation, the provisions of which apply to the parties hereto or this Agreement; and

      (3) for any other purposes not inconsistent with the provisions of this Agreement including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, the rights of the holders of Exchangeable Shares will not be prejudiced thereby.

1.36 Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns. No transfer of any Exchangeable Shares shall be recognized or binding upon the Corporation or NetGateway unless and until the transferee of such Exchangeable Shares has executed and become a party to this Agreement, as amended. Certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms satisfactory to the Board of Directors of the Corporation with respect to the terms of this Support Agreement, and stating that the shares represented by the said certificates are subject to the provisions of this agreement and that such shares are not transferrable on the books of the Corporation except in compliance with the terms of this Support Agreement and the Exchangeable Share Provisions.

1.37 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

      (1)   if to Rosenvall at:

            With a copy to:

            Tingle & Associates
            Suite 1250 Standard Life Building
            639 - 5 Avenue S.W.
            Calgary, Alberta
            T2P 0M9

            Attention:  Bryce C. Tingle
            Facsimile:  (403) 571-8008

(2) if to MacDonald at:

            o

            With a copy to:

            Tingle & Associates
            Suite 1250 Standard Life Building
            639 - 5 Avenue S.W.
            Calgary, Alberta
            T2P 0M9

            Attention:  Bryce C. Tingle
            Facsimile:  (403) 571-8008

(3) if to McKinlay at:

            o

            With a copy to:

            Tingle & Associates
            Suite 1250 Standard Life Building
            639 - 5 Avenue S.W.
            Calgary, Alberta
            T2P 0M9

            Attention:  Bryce C. Tingle
            Facsimile:  (403) 571-8008

      (d)   if to the Corporation or NetGateway, addressed to:

                  NetGateway, Inc.

                  300 Oceangate, 5th Floor
                  Long Beach, CA 90802
                  Attn: Don Corliss, Jr., President
                  Fax: (562) 308 0021

            With a copy to:

                  Nida & Maloney, P.C.
                  800 Anacapa Street
                  Santa Barbara, CA 93101
                  Attn: C. Thomas Hopkins, Esq.
                  Fax: (805) 568 1955

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

1.38 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

1.39 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

1.40 Attornment. NetGateway agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Alberta as NetGateway's attorney for service of process.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


NETGATEWAY, INC.                          STORESONLINE.COM LTD.


Per:  ______________________________      Per:  ______________________________


____________________________________ Witness      DAVID ROSENVALL

____________________________________ Witness      JORDI MacDONALD

____________________________________ Witness      CLINT McKINLAY

                                                                  Exhibit J

                                NIDA & MALONEY
                         A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW

                              800 Anacapa Street
                       Santa Barbara, California 93101
                             PHONE  805-568-1151
                               FAX 805-568-1955

                                                      Los Angeles Office
                                               379 West 190th Street, Suite 530
                                                Los Angeles, California  90148
                                                      PHONE  310-532-5082
                                                       FAX  310-533-8878

                               January 13, 1999

David Rosenvall
Jordi MacDonald
Clint McKinlay
Shawn Abbot
Dan Freedman
Cani Services Inc.
Gerald W. Moore
Ed Warner
26 Rocky Ridge Landing NW
Calgary, Alberta Canada T3G 4E5

Ladies and Gentlemen:

         We have acted as counsel to NetGateway, Inc., a Nevada corporation (the "Company"), in connection with the Stock Purchase Agreement dated as of November 1, 1998 (the "STOCK PURCHASE AGREEMENT"), by and between NetGateway StoresOnline.com Ltd., an Alberta corporation, and all the shareholders of Spartan Multimedia, Inc., and Alberta corporation, and the transactions contemplated thereby. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Stock Purchase Agreement.

     We have also examined and relied upon the accuracy of original, certified, conformed, photographic or telecopied copies of such records, agreements, certificates of government officials and of officers of the Company, and other documents, and have made such other investigations as we have deemed necessary or appropriate as a basis for such opinion. In all such examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, and the conformity to such original documents of all copies submitted to us as certified, conformed, photographic or telecopied copies and, as to certificates and telephonic confirmations given by public officials, we have assumed the same to have been properly given and to be accurate. As to any matters of fact bearing upon such opinion, we have relied solely upon the accuracy of the statements, representations and warranties made in the Agreement, and certificates of the Company and of governmental officials, and we have made no independent investigation or inquiry with respect to such factual matters.

     With your consent, and for purposes of the opinion set forth below, we have assumed the accuracy of the following matters, but we have not made any independent investigation or inquiry with respect thereto and we render no opinion on such matters:

          (i) Each party to the Stock Purchase Agreement (other than the Company) have duly and validly authorized, executed and delivered the Stock Purchase Agreement.

          (ii) The Stock Purchase Agreement constitutes the legal, valid and binding obligation of each party to Stock Purchase Agreement (other than the Company), enforceable against such party in accordance with the terms of the Stock Purchase Agreement, except as may be limited by (a) bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, preferential transfer, moratorium or other similar laws or court decisions affecting the rights and remedies of creditors generally, or (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

          (iii) Each party to the Stock Purchase Agreement (other than the Company) has obtained any and all consents, permits and approvals required by or from any and all federal, state, local or foreign governmental agencies and authorities in connection with the transactions contemplated thereby, to the extent necessary for the legality, validity, binding effect or enforceability against such party of the Stock Purchase Agreement, and all such consents, permits and approvals are in full force and effect.

          (iv) There are no understandings, agreements, actions, prceedings, orders, rulings or judgments to which any party to the Stock Purchase Agreement is a party or by which any such party or the assets of any such party are bound or affected, and there are no other facts, in each case other than as set forth or expressed in the Stock Purchase Agreement, that would enlarge, diminish or otherwise modify or affect the right, title, interest, obligations or liabilities of any such party under or in connection with the Stock Purchase Agreement and which would have an effect on the opinion set forth below.

     Based upon the foregoing and subject to the matters and qualifications hereinafter set forth, we are of the opinion that:

           1. The Company has full power and authority to execute and deliver the Stock Purchase Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby.

           2. The Stock Purchase Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Stock Purchase Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

          3. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.

     The opinion set forth above is subject to the following additional qualifications:

     (a) We express no opinion as to any laws other than the laws of the State of California and the federal laws of the United States of America, and we express no opinion as to the laws, regulations or ordinances of any county or municipality or governmental subdivision or agency of the State of California.

     (b) We express no opinion with respect to the need for any consent or approval of, the giving of notice to, the registration with, or the taking of any action with respect to, any Governmental or Regulatory Authority which may be required by reason of the business activities of any party to the Stock Purchase Agreement.

     (c) We express no opinion as to (i) the effectiveness of any indemnity provision contained in the Stock Purchase Agreement which is contrary to public policy considerations, (ii) the effectiveness of any provision in the Stock Purchase Agreement which purports to release a party from liability for its own wrongful or negligent acts, (iii) the effectiveness of any waiver in the Stock Purchase Agreement of any statutory right or of any broadly or vaguely stated rights or unknown future rights, or any waiver which is contrary to public policy considerations, (iv) the effectiveness of any waiver of a right to trial by jury or of the right to file any counterclaim,
(v) the effectiveness of any provision establishing or waiving jurisdiction or venue, (vi) the effectiveness of any provision in the Stock Purchase Agreement which provides that it may be amended or varied, or any provision thereof waived, only by an instrument in writing, (vii) any provision requiring the payment of any amount, or providing for the release or extinguishment of any right, to the extent that such provision is deemed to constitute or result in a penalty or forfeiture, (viii) the severability of any provision of any of the Stock Purchase Agreement, (ix) any provision authorizing or permitting any person to act in a manner which is not in good faith, diligent or commercially reasonable, (x) any provision in the Stock Purchase Agreement which is inconsistent with any other provision in the Stock Purchase Agreement or is ambiguous, and (xi) any federal, state or provincial securities or "blue sky" laws, or any federal, state or provincial laws relating to community property, tax, antitrust, safety, health, environmental matters, hazardous or toxic materials, national security, foreign persons, or endangered species.

     (d) We express no opinion as to (i) the specific remedy that any court, other governmental authority or arbitrator may grant, impose or render, and
(ii) the availability of equitable remedies (including, without limitation, specific performance, injunctive relief and the exercise of any powers-of-attorney) for the enforcement of any provisions of the Stock Purchase

Agreement. The availability or enforceability of particular remedies, or waivers contained in or in respect of the Stock Purchase Agreement, may be limited or rendered unenforceable by applicable law, but such law does not, in our opinion, make the remedies afforded by the Stock Purchase Agreement (taken as whole) inadequate for the ultimate practical realization of the benefits intended to be provided thereby.

     (e) We express no opinion as to any provision which constitutes (i) a waiver of illegality as a defense to performance or of any other defense to performance that cannot, as a matter of law, be effectively waived, (ii) a waiver or limitation of rights to seek protection under federal or state bankruptcy, insolvency, reorganization or other similar laws or (iii) a waiver or limitation of any parties rights to seek indemnification from or other recourse against a party that has breached its fiduciary duties or other obligations, committed fraud or otherwise made some misrepresentation.

     (f) The opinion set forth above is given only as of the date hereof and we disavow any undertaking or obligation to advise you of any changes in law or any facts or circumstances that may hereafter occur or come to our attention that could affect such opinion.

     (g) We have assumed that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to the Stock Purchase Agreement in connection with the execution and delivery thereof.

     (h) We have assumed that the parties to the Stock Purchase Agreement have complied and will comply with any covenants of good faith and fair dealing.

     (i) Our opinion expressed in numbered PARAGRAPH 2 includes our opinion that the choice of governing law provisions set forth in the Stock Purchase Agreement are enforceable; PROVIDED, HOWEVER, we express no opinion as to whether or not such choice of governing law provisions would be enforced by a federal, state or provincial court located outside of the State of California.

          At the request of our clients, this opinion is being provided to you pursuant to SECTION 7.07 of the Stock Purchase Agreement, and this opinion may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Stock Purchase Agreement without, in each instance, our prior written consent.

                             Very truly yours,

                             /s/ NIDA & MALONEY, P.C.
                             -------------------------------
                               NIDA & MALONEY, P.C.

                                                                       Exhibit L


                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (the "Registration Rights Agreement") is made as of November 30, 1998, by and between NetGateway, Inc., a Nevada corporation (the "Company"), and the Selling Stockholders identified on Schedule 1 hereto (each a "Holder" and collectively, the "Holders").

      A. The Selling Stockholders are parties to the Stock Purchase Agreement with the Company and StoresOnline.com Ltd., an Alberta corporation ("StoresOnline"), of even date herewith (the "Agreement"), pursuant to which the Selling Stockholders have purchased shares of Exchangeable Shares of StoresOnline which are exchangeable for shares of common stock ("Common Stock") of the Company; and

      B. The Company has agreed to grant to the Selling Stockholders registration rights in respect of its Common Stock.

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

      1.1 Definition. The following terms shall have the meanings indicated (all terms not otherwise defined herein shall have the meaning ascribed thereto in the Stock Purchase Agreement):

            (a) The term the "Act" shall mean the Securities Act of 1933, as amended, and the term the "1934 Act" shall mean the Securities Exchange Act of 1934, as amended;

            (b) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

            (c) The term "Registrable Securities" means the Common Stock issuable or issued upon exchange of the Exchangeable Shares;

            (d) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

            (e) The term "Form S-3 " means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

      1.2 S-3 Demand Rights.

            (a) If, not earlier than two years following the Closing Date, the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding request, in writing, that the Company file a registration statement under the Act covering the registration of at least fifty percent (50%) of the Registrable Securities then outstanding, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b) below effect, as soon as practicable, and in any event shall use its best efforts to effect within one hundred twenty (120) days of the receipt of such request, the registration under the Act on Form S-3 of all Registrable Securities which the Holders request to be registered within ten (10) days of the mailing of such notice by the Company in accordance with Section 2.5.

            (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a) above. The underwriter or underwriters will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e) below) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder.

            (c) In addition, the Holders of a majority of Registrable Securities shall be entitled to make two additional written demands that the Company file an S-3 registration statement covering a number of Registrable Securities all in accordance with the other provisions of this Section 1.2; provided, however, that the Holders shall be solely responsible for all costs and expenses related to such additional demand registrations.

            (d) The Company is obligated to effect only three (3) such registrations pursuant to this Section 1.2.

            (e) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.

      1.3 Piggyback Rights. If (but without any obligation to do so) the Company proposes to register any of its Common Stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, or a registration relating to corporate reorganization or other transactions under Rule 145 of the Act) the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within ten (10) days after mailing of such notice by the Company in accordance with Section 2.5 hereof, the Company shall, subject to the provisions of Section 1.7 hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

      1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening, of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing.

      1.5 Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions incurred in connection with the registration, filing or qualification pursuant to Section 1.2 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 hereof
(a) following the first such registration or (b) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders, shall bear such expenses).

      1.6 Expenses of Piggyback Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.3 hereof for each Holder (which right may be assigned as provided in Section
1.11 below), including (without limitation) all registration, filing and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

      1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 hereof to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 hereof be excluded from such offering. For purposes of the preceding parenthetical concerning, apportionment, for any selling Holder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single "Selling Holder," any pro rata reduction with respect to such "Selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Holder," as defined in this sentence.

      1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

      1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities, joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability (action if such settlement is effected without the consent of the Holder, which consent shall not unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 1 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense therewith counsel mutually satisfactory to the parties; provided, however, that any indemnified parties (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to indemnified party otherwise than under this
Section 1.9.

            (d) The obligations of the Company and Holders under this Section 1 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

      1.10 Assignment Of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 50,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided the Company is, within thirty (30) days, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is, in the written opinion of counsel to the Company reasonably acceptable to the Holder, not restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings as of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

      1.11 Amendment of Registration Rights. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver to this Registration Rights Agreement shall be binding upon each holder of any Registrable Securities then outstanding and the Company.

2. MISCELLANEOUS.

      2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Registration Rights Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series B Preferred Stock of the Company held by the Investor or any Common Stock of the Company issued upon conversion thereof). Nothing in this Registration Rights Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Registration Rights Agreement, except as expressly provided in this Registration Rights Agreement.

      2.2 Governing. This Registration Rights Agreement shall be governed by and construed under the laws of the State of California.

      2.3 Counterparts. This Registration Rights Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      2.4 Titles and Subtitles. The titles and subtitles used in this Registration Rights Agreement are used for convenience only and are not to be considered in construing or interpreting this Registration Rights Agreement.

      2.5 Notices. Unless otherwise provided, any notice required or permitted under this Registration Rights Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

      2.6 Severability. If one or more provisions of this Registration Rights Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Registration Rights Agreement and the balance of this Registration Rights Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

                                       NETGATEWAY, INC., a Nevada corporation

                                       By: ____________________________________
                                           Name:
                                           Title:

                                       Address:
                                       300 Oceangate, 5th Floor
                                       Long Beach, CA 90802

                                       SELLING STOCKHOLDERS

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________

                                       ________________________________________